                                                                  EXHIBIT 10.45



                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                             TEPPCO PARTNERS, L.P.,
                                  AS BORROWER,

                                 SUNTRUST BANK,
                   AS ADMINISTRATIVE AGENT AND LC ISSUING BANK

                                       AND

                                CERTAIN LENDERS,
                                   AS LENDERS

                           DATED AS OF MARCH 28, 2002

                         $500,000,000 REVOLVING FACILITY



--------------------------------------------------------------------------------



                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.,
                              AS SOLE LEAD ARRANGER


                                UBS WARBURG, LLC
                                       AND
                           FIRST UNION NATIONAL BANK,
                            AS CO-SYNDICATION AGENTS

                                  BANK ONE, NA
                                       AND
                            THE BANK OF NOVA SCOTIA,
                           AS CO-DOCUMENTATION AGENTS

                                TABLE OF CONTENTS


                                                                            PAGE

                         ARTICLE I DEFINITIONS AND TERMS

SECTION 1.1. Definitions......................................................1
SECTION 1.2. Time References.................................................18
SECTION 1.3. Other References................................................18
SECTION 1.4. Accounting Principles...........................................19

                           ARTICLE II THE COMMITMENTS

SECTION 2.1. Revolving Facility..............................................19
SECTION 2.2. Borrowing Procedure.............................................20
SECTION 2.3. Effect of Requests..............................................21
SECTION 2.4. Termination of the Commitments..................................21
SECTION 2.5. Letters of Credit...............................................21

                            ARTICLE III PAYMENT TERMS

SECTION 3.1. Notes and Payments..............................................24
SECTION 3.2. Interest and Principal Payments.................................24
SECTION 3.3. Interest Options................................................26
SECTION 3.4. Quotation of Rates..............................................26
SECTION 3.5. Default Rate....................................................26
SECTION 3.6. Interest Recapture..............................................26
SECTION 3.7. Interest and Fee Calculations...................................26
SECTION 3.8. Maximum Rate....................................................27
SECTION 3.9. Interest Periods................................................27
SECTION 3.10. Conversions....................................................28
SECTION 3.11. Order of Application...........................................28
SECTION 3.12. Sharing of Payments, Etc.......................................29
SECTION 3.13. Offset.........................................................29
SECTION 3.14. Booking Borrowings.............................................29
SECTION 3.15. Basis Unavailable or Inadequate for LIBOR Rate.................30
SECTION 3.16. Additional Costs...............................................30
SECTION 3.17. Change in Legal Requirements...................................31
SECTION 3.18. Funding Loss...................................................31
SECTION 3.19. Foreign Lenders, Participants and Assignees....................32
SECTION 3.20. Discharge and Reinstatement....................................32

                                 ARTICLE IV FEES

SECTION 4.1. Treatment of Fees...............................................32
SECTION 4.2. Facility Fee....................................................33
SECTION 4.3. Letter of Credit Fees...........................................33

                         ARTICLE V CONDITIONS PRECEDENT

                              ARTICLE VI GUARANTIES

                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Purpose.........................................................34
SECTION 7.2. Subsidiaries and Significant Subsidiaries.......................34
SECTION 7.3. Existence, Authority and Good Standing..........................34
SECTION 7.4. Authorization and Contravention.................................35
SECTION 7.5. Binding Effect..................................................35
SECTION 7.6. Current Financials..............................................35
SECTION 7.7. Solvency........................................................35
SECTION 7.8. Litigation......................................................35
SECTION 7.9. Taxes...........................................................36
SECTION 7.10. Compliance with Law and Environmental Matters..................36
SECTION 7.11. Employee Plans.................................................36
SECTION 7.12. Debt...........................................................36
SECTION 7.13. Properties; Liens..............................................36
SECTION 7.14. Governmental Regulations.......................................37
SECTION 7.15. Transactions with Affiliates...................................37
SECTION 7.16. Leases.........................................................37
SECTION 7.17. Labor Matters..................................................37
SECTION 7.18. Intellectual Property..........................................37
SECTION 7.19. Insurance......................................................38
SECTION 7.20. Restrictions on Distributions..................................38
SECTION 7.21. Full Disclosure................................................38

                       ARTICLE VIII AFFIRMATIVE COVENANTS

SECTION 8.1. Certain Items Furnished.........................................38
SECTION 8.2. Use of Credit...................................................40
SECTION 8.3. Books and Records...............................................40
SECTION 8.4. Inspections.....................................................40
SECTION 8.5. Taxes...........................................................40
SECTION 8.6. Payment of Material Obligations.................................40
SECTION 8.7. Expenses........................................................40
SECTION 8.8. Maintenance of Existence, Assets and Business...................41
SECTION 8.9. Insurance.......................................................41
SECTION 8.10. Environmental Matters..........................................41
SECTION 8.11. Indemnification................................................41

                          ARTICLE IX NEGATIVE COVENANTS

SECTION 9.1. Debt............................................................43
SECTION 9.2. Prepayments.....................................................43
SECTION 9.3. Liens...........................................................43
SECTION 9.4. Employee Plans..................................................45
SECTION 9.5. Transactions with Affiliates....................................45
SECTION 9.6. Compliance with Legal Requirements and Documents................45
SECTION 9.7. Distributions...................................................46
SECTION 9.8. Disposition of Assets...........................................46
SECTION 9.9. Mergers, Consolidations and Dissolutions........................46
SECTION 9.10. Amendment of Constituent Documents.............................46
SECTION 9.11. Assignment.....................................................46
SECTION 9.12. Fiscal Year and Accounting Methods.............................47

SECTION 9.13. New Business...................................................47
SECTION 9.14. Government Regulations.........................................47
SECTION 9.15. Senior Notes...................................................47
SECTION 9.16. Strict Compliance..............................................47
SECTION 9.17. Restrictive Agreements.........................................47

                          ARTICLE X FINANCIAL COVENANTS

SECTION 10.1. Minimum Net Worth..............................................48
SECTION 10.2. Maximum Funded Debt to Pro Forma EBITDA........................48
SECTION 10.3. Fixed Charge Coverage Ratio....................................48

                          ARTICLE XI EVENTS OF DEFAULT

SECTION 11.1. Payment of Obligations.........................................48
SECTION 11.2. Covenants......................................................48
SECTION 11.3. Debtor Relief..................................................49
SECTION 11.4. Judgments and Attachments......................................49
SECTION 11.5. Government Action..............................................49
SECTION 11.6. Misrepresentation..............................................49
SECTION 11.7. Change of Control..............................................49
SECTION 11.8. Other Debt.....................................................50
SECTION 11.9. FINA/BASF Contracts............................................50
SECTION 11.10. Validity and Enforceability...................................50
SECTION 11.11. Hedging Agreements............................................50

                         ARTICLE XII RIGHTS AND REMEDIES

SECTION 12.1. Remedies Upon Event of Default.................................51
SECTION 12.2. Company Waivers................................................52
SECTION 12.3. Not in Control.................................................52
SECTION 12.4. Course of Dealing..............................................53
SECTION 12.5. Cumulative Rights..............................................53
SECTION 12.6. Application of Proceeds........................................53
SECTION 12.7. Expenditures by Lenders........................................53
SECTION 12.8. Limitation of Liability........................................53

                  ARTICLE XIII ADMINISTRATIVE AGENT AND LENDERS

SECTION 13.1. The Administrative Agent.......................................54
SECTION 13.2. Expenses.......................................................55
SECTION 13.3. Proportionate Absorption of Losses.............................56
SECTION 13.4. Delegation of Duties; Reliance.................................56
SECTION 13.5. Limitation of the Administrative Agent's Liability.............56
SECTION 13.6. Event of Default...............................................58
SECTION 13.7. Limitation of Liability........................................58
SECTION 13.8. Other Agents...................................................58
SECTION 13.9. Relationship of Lenders........................................58
SECTION 13.10. Benefits of Agreement.........................................58

                            ARTICLE XIV MISCELLANEOUS

SECTION 14.1. Nonbusiness Days...............................................58
SECTION 14.2. Communications.................................................59

SECTION 14.3. Form and Number................................................59
SECTION 14.4. Exceptions.....................................................59
SECTION 14.5. Survival.......................................................59
SECTION 14.6. Governing Law..................................................59
SECTION 14.7. Invalid Provisions.............................................59
SECTION 14.8. Amendments, Supplements, Waivers, Consents and Conflicts.......60
SECTION 14.9. Counterparts...................................................61
SECTION 14.10. Parties.......................................................61
SECTION 14.11. Venue, Service of Process and Jury Trial......................63
SECTION 14.12. Non-Recourse to the General Partner...........................64
SECTION 14.13. Confidentiality...............................................64
SECTION 14.14. Entirety......................................................64

SCHEDULES AND EXHIBITS

Schedule 2          --     Lenders and Commitments
Schedule 5          --     Closing Documents
Schedule 7.2        --     List of Companies and Significant Subsidiaries
Schedule 7.8        --     Litigation
Schedule 7.10       --     Environmental Matters
Schedule 7.11       --     Employee Plan Matters
Schedule 7.12       --     Existing Debt
Schedule 7.13       --     Existing Liens
Schedule 7.15       --     Affiliate Transactions
Schedule 7.20       --     Restrictions on Distributions

Exhibit A           --     Form of Note
Exhibit B           --     Form of Guaranty
Exhibit C-1         --     Form of Borrowing Request
Exhibit C-2         --     Form of Notice of Conversion
Exhibit C-3         --     Form of Request for Issuance
Exhibit C-4         --     Form of Compliance Certificate
Exhibit D           --     Form of Opinion of Counsel
Exhibit E           --     Form of Assignment and Assumption Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") is entered into as of March 28, 2002, among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), the Lenders (defined below) and SUNTRUST BANK ("SUNTRUST"), as the Administrative Agent for the Lenders and as the issuer of Letters of Credit (defined below) (the "LC ISSUING BANK").

         The Borrower, the Lenders and SunTrust entered into a Credit Agreement, dated as of July 14, 2000, the Amendment thereto, dated as of July 14, 2000 and the Amendment and Restatement, dated as of April 6, 2001 (as so amended, the "ORIGINAL CREDIT AGREEMENT").

         The Borrower, the Lenders and SunTrust wish to: (A) amend and restate the Original Credit Agreement in its entirety on the terms and subject to the conditions set forth herein so that the Original Credit Agreement, as so amended and restated, reads in its entirety as provided herein; and (B) continue the indebtedness of the Borrower outstanding under the Original Credit Agreement and provide additional financing commitments to the Borrower in the form of a revolving credit facility not to exceed at any one time outstanding $500,000,000 (as that amount may be reduced or canceled pursuant to this Agreement) to be used by the Borrower as provided in Section 7.1. The Borrower has further requested that (1) up to $20,000,000 of the Commitments (as defined herein) be made available in the form of Letters of Credit issued from time to time by the LC Issuing Bank at the request and for the account of the Borrower and (2) the Lenders participate in the Letters of Credit and in the reimbursement obligations of the Borrower to the LC Issuing Bank. The Lenders are willing to extend the requested loans and to participate in Letters of Credit and the Borrower's reimbursement obligations thereunder, and the LC Issuing Bank is willing to issue Letters of Credit, in each case, on the terms and conditions of this Agreement.

         ACCORDINGLY, for adequate and sufficient consideration, the Borrower, the Lenders, the LC Issuing Bank and the Administrative Agent agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

         SECTION 1.1. DEFINITIONS.

         As used in the Credit Documents:

                  "ACQUISITION" by any Person means any transaction or series of transactions on or after the date hereof pursuant to which that Person directly or indirectly, whether in the form of a capital expenditure, an Investment, a merger, a consolidation or otherwise and whether through a solicitation of tender of Equity Interests, one or more negotiated block, market, private or other transactions, or any combination of the foregoing, purchases (a) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person, or (b) more than 25% of the Equity Interests in any other Person.

                  "ADDITIONAL DEBT" means Funded Debt issued or incurred by any Company after the date hereof, other than Funded Debt under this Agreement and Funded Debt (a) that is Permitted Non-Recourse Debt of any Person used for the purposes described in clause (i) of the definition of "Permitted Non-Recourse Debt" or (b) the proceeds of which are used to refinance the Senior Notes, provided that the principal amount of the refinancing shall not exceed the sum of (i) the principal amount of, and accrued interest on, the Senior Notes so refinanced and (ii) reasonable fees and expenses and the premium, if any, incurred in connection with any such refinancing.

                  "ADMINISTRATIVE AGENT" means, at any time, SunTrust Bank (or its successor appointed under Section 13.1), acting as administrative agent for the Lenders under the Credit Documents.

                  "AERIE" means Aerie Networks, Inc., a Delaware corporation.

                  "AERIE LEASES" means (a) the Master Fiber Optics Agreement, dated September 1, 2000, between Aerie and TE Products, pursuant to which TE Products has leased to Aerie a portion of TE Product's pipeline right-of-way for Aerie's installation, construction, operation and maintenance of a telecommunications network and related facilities, and (b) the Master Fiber Optics Agreement, dated September 1, 2000, between Aerie and TEPPCO Crude Pipeline, pursuant to which TEPPCO Crude Pipeline has leased to Aerie a portion of TEPPCO Crude Pipeline's pipeline right-of-way for Aerie's installation, construction, operation and maintenance of a telecommunications network and related facilities, in each case as amended from time to time.

                  "AFFILIATE" of a Person means any other individual or entity that directly or indirectly controls, is controlled by or is under common control with that Person. For purposes of this definition, (a) "control", "controlled by" and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract or otherwise), and
         (b) the General Partner and all of the Companies are Affiliates with each other.

                  "AGREEMENT" is defined in the preamble to this Agreement.

                  "APPLICABLE MARGIN" means, for any Borrowing, (i) on any date the Utilization Percentage equals or is less than 50%, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 or Level 5, opposite the Base Rate or LIBOR Rate, as applicable, and (ii) on any date the Utilization Percentage exceeds 50%, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 or Level 5, opposite the Utilized Base Rate or Utilized LIBOR Rate, as applicable.

                                   LEVEL 1          LEVEL 2          LEVEL 3           LEVEL 4           LEVEL 5

                                  REFERENCE        REFERENCE                         REFERENCE
                                  RATING AT        RATING AT        REFERENCE        RATING AT
                                 LEAST A- BY     LEAST BBB+ BY   RATING AT LEAST   LEAST BBB- BY
                                S&P AND A3 BY    S&P AND BAA1     BBB BY S&P AND    S&P AND BAA3    REFERENCE RATING
BASIS FOR PRICING                  MOODY'S        BY MOODY'S     BAA2 BY MOODY'S     BY MOODY'S     LOWER THAN LEVEL 4
----------------                -------------    ------------    ---------------    ------------    ----------------
LIBOR Rate                          62.5             72.5              85.0            100.0             137.5
Base Rate                            0.0              0.0               0.0              0.0               0.0
Utilized LIBOR Rate                 72.5             85.0              97.5            115.0             155.0
Utilized Base Rate                  10.0             12.5              12.5             15.0              17.5

         The Applicable Margin will be based upon the Level corresponding to the Reference Rating, and the corresponding Utilization Percentage, in each case in effect at the time of determination. For any LIBOR Rate Borrowing, the Applicable Margin will be based upon the Level corresponding to the Reference Rating, and the corresponding Utilization Percentage, in each case in effect on the initial day of the Interest Period for such Borrowing. For each Base Rate Borrowing, the Applicable Margin will be based upon the Level corresponding to the Reference Rating, and the corresponding Utilization Percentage, in each case in effect on its Borrowing Date, and each change to such Applicable Margin for such Borrowing which subsequently results from a change in the Reference Rating or Utilization Percentage, as the case may be, shall be effective on the date on which the applicable rating agency announces the applicable change in ratings or such Utilization Percentage changes, as the case may be.

                  "ASSET DISPOSITION" means, with respect to the Borrower or any Significant Subsidiary, any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback, but excluding any statutory conversion) by the Borrower or such Significant Subsidiary to any other Person (other than by any Person to the Borrower or a Guarantor or by a Significant Subsidiary to any other Significant Subsidiary) of any assets of the Borrower or such Significant Subsidiary (including, without limitation, any Equity Interests owned by the Borrower or such Significant Subsidiary). The term "Asset Disposition" shall not include (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of other assets in the ordinary course of business having a Diluted Value of not more than $25 million in the aggregate during any fiscal year of the Borrower, (iii) dispositions of assets the proceeds of which are reinvested in other assets used by or useful to the Borrower or such Significant Subsidiary in conducting its customary business if (A) a binding purchase, subscription or similar agreement relating to such reinvestment is entered into within 180 days after the receipt of all or substantially all of the cash proceeds from the disposition of such assets and (B) the Net Cash Proceeds from such disposition are so reinvested within one year after the receipt of such cash proceeds,
         (iv) the grant of a Lien by the Borrower or any Significant Subsidiary in any assets securing a borrowing by, or contractual performance obligation of, the Borrower or such Significant Subsidiary,
         (v) the transactions contemplated by the Aerie Leases, (vi) dispositions of Equity Interests in connection with directors' qualifying shares or comparable Equity Interests, (vii) dispositions consisting of leases of assets entered into where the Borrower or any Significant Subsidiary is the lessor and the Person that is the lessee has no option to purchase such assets for less than Fair Market Value and (viii) dispositions described in Section 9.8(d).

                  "ASSIGNEE" is defined in Section 14.10(d).

                  "ASSIGNMENT" is defined in Section 14.10(d).

                  "BASE RATE" means, for any day, the greater of (a) the annual interest rate most recently announced by the Administrative Agent as its prime lending rate (which may not necessarily represent the lowest or best rate actually charged to any customer, as the Administrative Agent may make commercial loans or other loans at interest rates higher or lower than that prime lending rate) in effect at its principal office in Atlanta, Georgia, which rate may automatically increase or decrease without notice to the Borrower or any other Person, and (b) the sum of the Fed Funds Rate plus 0.5%.

                  "BASE RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

                  "BORROWER" is defined in the preamble to this Agreement.

                  "BORROWING" means any amount disbursed to or on behalf of the Borrower by one or more Lenders under Section 2.1 pursuant to the procedures specified in Section 2.2, either as an original disbursement of funds, a renewal, extension or continuation of an amount outstanding.

                  "BORROWING DATE" is defined in Section 2.2(a).

                  "BORROWING REQUEST" means a request pursuant to Section 2.2(a), substantially in the form of Exhibit C-1.

                  "BUSINESS DAY" means (a) for purposes of any LIBOR Rate Borrowing, a day on which commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day on which commercial banks are authorized by Legal Requirement to be closed in Georgia or New York.

                  "CASH COLLATERAL ACCOUNT" is defined in Section 12.1(c).

                  "CAPITAL LEASE" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

                  "CENTENNIAL GUARANTY" means the guaranty by TE Products of certain Debt of Centennial Pipeline LLC relating to the Centennial Pipeline Project in a principal amount not to exceed, at any one time outstanding, $75,000,000.

                  "CENTENNIAL PIPELINE PROJECT" means a refined petroleum products pipeline extending from the Upper Texas Gulf Coast to Illinois, of which TE Products will own a one-third interest.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.

                  "CLOSING DATE" means the date, which must be a Business Day occurring no later than March 29, 2002, upon which all of the conditions precedent set forth in Article V to the effectiveness of this Agreement have been satisfied.

                  "COMMITMENT" means, as the context may require and at any time and for any Lender, either (a) the amount stated beside that Lender's name under the column captioned "Commitment" on the most recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this Agreement), or (b) the commitment of such Lender to make Extensions of Credit.

                  "COMMITMENT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all the Lenders.

                  "COMPANIES" means, at any time, the Borrower and each of its Subsidiaries.

                  "COMPLETION DATE" means, in respect of the FINA/BASF Project, the date on which all of the "Completion Standards" set forth in
         Exhibit 2.1 to the Services Agreement have been satisfied.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C-4 and signed by a Responsible Officer on behalf of the Borrower.

                  "CONSOLIDATED EBITDA" means EBITDA of the Borrower and its consolidated Subsidiaries.

                  "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Borrower and its consolidated Subsidiaries, other than Permitted Non-Recourse Debt of such Subsidiaries.

                  "CONSOLIDATED NET WORTH" means as at any date total partners' capital of the Borrower and its consolidated Subsidiaries as at such date, excluding the effects of any write-ups of assets after December 31, 2000, determined in accordance with GAAP. The effect of any increase or decrease in net worth in any period as a result of (i) items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income, to the extent required by United States Financial Accounting Standards Board Statement 130 or (ii) items of assets, liabilities, income or loss reflected in the determination of the statement of financial position, to the extent required by United States Financial Accounting Standards Board Statement 133, each as in effect from time to time, shall be excluded in determining Consolidated Net Worth.

                  "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

                  "CONVERSION NOTICE" means a request pursuant to Section 3.10, substantially in the form of Exhibit C-2.

                  "CREDIT DOCUMENTS" means (a) this Agreement, all certificates and reports delivered by or on behalf of any Company or the General Partner under this Agreement and all exhibits and schedules to this Agreement, (b) all agreements, documents and instruments in favor of the Administrative Agent, the LC Issuing Bank or the Lenders (or the Administrative Agent on behalf of the LC Issuing Bank or the Lenders) delivered by or on behalf of any Company or the General Partner in connection with or under this Agreement or otherwise delivered by or on behalf of any Company or the General Partner in connection with all or any part of the Obligations, and (c) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

                  "CURRENT FINANCIALS" means, unless otherwise specified, either
         (a) the Borrower's consolidated Financials for the year ended December 31, 2000, or (b) at any time after annual Financials are first delivered under Section 8.1, the Borrower's annual Financials then most recently delivered to the Lenders under Section 8.1(a), together with the Borrower's quarterly Financials then most recently delivered to the Lenders under Section 8.1(b).

                  "DEBT" means, for any Person, at any time and without duplication, the sum of the following obligations of such Person and its consolidated Subsidiaries: (a) all Funded Debt, (b) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts receivable, (c) all direct or contingent obligations in respect of letters of credit and (d) all guaranties, endorsements and other contingent obligations in respect of obligations of other Persons or entities of the nature described in clauses (a) through (c) above.

                  "DEBTOR LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, re-organization, suspension of payments or similar Legal Requirements affecting creditors' Rights.

                  "DEFAULT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that the aggregate principal amount of Borrowings owed to it bears to the aggregate principal amount of Borrowings owed all the Lenders.

                  "DEFAULT RATE" means, for any day, an annual interest rate equal from day to day to the lesser of (a) the sum of the rate of interest applicable to Base Rate Borrowings plus 2%, and (b) the Maximum Rate.

                  "DILUTED VALUE" means, with respect to any assets of the Borrower, the Fair Market Value of such assets, and, with respect to any assets of any other Person, the Fair Market Value of such assets multiplied by the percentage of the Equity Interests held directly or indirectly by the Borrower in such Person.

                  "DISTRIBUTION" means, with respect to any Equity Interests issued by a Person (a) the retirement, redemption, purchase or other acquisition for value of those Equity Interests, (b) the declaration or payment of any dividend on or with respect to those Equity Interests,
         (c) any Investment by that Person in the holder of any of those Equity Interests, and (d) any other payment by that Person with respect to those Equity Interests.

                  "EBITDA" means, for any Person and its consolidated Subsidiaries and for any period, the sum of, without duplication, (i) Net Income of such Person and its consolidated Subsidiaries (other than any Excluded Subsidiary of such Person) for such period plus (ii) to the extent actually deducted in determining Net Income of such Person and its consolidated Subsidiaries for such period, Interest Expense, Tax Expense, depreciation and amortization, in each case, of such Person and its consolidated Subsidiaries (other than any Excluded Subsidiary of such Person) for such period.

                  "EMPLOYEE PLAN" means any employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company or any ERISA Affiliate (other than a Multiemployer Plan).

                  "ENVIRONMENTAL LAW" means any applicable Legal Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state and local Legal Requirements, and any analogous future enacted or adopted Legal Requirement.

                  "ENVIRONMENTAL LIABILITY" means any liability, loss, fine, penalty, charge, lien, damage, cost or expense of any kind to the extent that it results (a) from the violation of any Environmental Law,
         (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

                  "ENVIRONMENTAL PERMIT" means any permit or license from any Person defined in clause (a) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process or other activity.

                  "EQUITY EVENT" means (a) the contribution in cash of capital
         (x) to the Borrower by any Person or (y) to any Significant Subsidiary (other than an Excluded Subsidiary) by any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower, or (b) any issuance of Equity Interests (x) by the Borrower to any Person or (y) by any Significant Subsidiary (other than an Excluded Subsidiary) to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower.

                  "EQUITY INTERESTS" means, (a) with respect to a corporation, shares of capital stock of such corporation or any other interest convertible or exchangeable into any such interest, (b) with respect to a limited liability company, a membership interest in such company, (c) with respect to a partnership, a partnership interest in such partnership, and (d) with respect to any other Person, an interest in such Person analogous to interests described in clauses (a) through
         (c).

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any Person that, for purposes of Title IV of ERISA, is a member of any Company's controlled group or is under common control with any Company within the meaning of Section 414 of the IRC.

                  "EVENT OF DEFAULT" is defined in Article 11.

                  "EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of April 7, 2000, among TE Products, TEPPCO Crude Pipeline and Aerie, pursuant to which each of TE Products and TEPPCO Crude Pipeline will be issued certain preferred stock, other Equity Interests and investor rights in exchange for its grant and lease pursuant to the Aerie Lease to which it is a party, as amended and in effect from time to time.

                  "EXCLUDED SUBSIDIARY" means, for any Company (the "FIRST PERSON"), any other Company (the "SECOND PERSON") in which the first Person owns Equity Interests and where the second Person (a) has no Funded Debt other than Permitted Non-Recourse Debt and (b) the sole purpose of which is to engage in the acquisition, construction, development and/or operation activities financed or refinanced with such Permitted Non-Recourse Debt.

                  "EXTENSION OF CREDIT" means (a) the disbursement of the proceeds of any Borrowing, (b) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder or (c) the funding of a participation in the unpaid reimbursement obligation of the Borrower with respect to a payment made by the LC Issuing Bank under a Letter of Credit (excluding any reimbursement obligation that has been repaid with the proceeds of any Borrowing).

                  "FACILITY FEE" means, for any day, a fee payable on the amount of the Commitment of each Lender on such day, irrespective of usage, payable at the rate (expressed in basis points per annum) set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 or Level 5 based on the Reference Ratings.

                                   LEVEL 1          LEVEL 2          LEVEL 3           LEVEL 4           LEVEL 5

                                  REFERENCE        REFERENCE                         REFERENCE
                                  RATING AT        RATING AT        REFERENCE         RATING AT
                                 LEAST A- BY     LEAST BBB+ BY   RATING AT LEAST    LEAST BBB- BY
                                S&P AND A3 BY    S&P AND BAA1     BBB BY S&P AND    S&P AND BAA3    REFERENCE RATING
BASIS FOR PRICING                  MOODY'S        BY MOODY'S     BAA2 BY MOODY'S     BY MOODY'S    LOWER THAN LEVEL 4
-----------------               -------------    ------------    ----------------   -------------- -----------------
Facility Fee                        12.5             15.0              17.5             25.0              37.5

         The Facility Fee will be based upon the Level corresponding to the Reference Rating at the time of determination. Any change in the Facility Fee resulting from a change in the Reference Rating shall be effective as of the date on which the applicable rating agency announces the applicable change in rating.

                  "FAIR MARKET VALUE" means, with respect to any Equity Interest or other property or asset, the price obtainable for such Equity Interest or other property or asset in an arm's-length sale between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell.

                  "FED FUNDS RATE" means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by the Administrative Agent to be equal to (a) the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day (or, if such day is not a Business Day, then on the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any such day, the average of the quotations at approximately 10:00 a.m. received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "FINA/BASF CONTRACTS" means, in each case as amended and in effect from time to time, collectively: (a) the Service Agreement; (b) the Call Option Agreement, dated February 9, 1999, among TE Products, BASF Fina Petrochemicals Limited Partnership, BASF Corporation and FINA Oil and Chemical Company; (c) the Agreement between Owner and Contractor, dated February 4, 1999, between TE Products and Eagleton Engineering Company; and (d) the Parent Company Guaranty, dated February 4, 1999, between Babcock International Group PLC and TE Products.

                  "FINA/BASF PROJECT" means the construction of pipelines by TE Products from Mont Belvieu, Texas to Port Arthur, Texas.

                  "FINANCIALS" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus and statements of cash flow of such Person prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim

         Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

                  "FUNDED DEBT" means, for any Person at any time, and without duplication, the sum of the following for such Person and its consolidated Subsidiaries: (a) the unpaid principal amount or component of all obligations for borrowed money, (b) the unpaid principal amount or component of all obligations evidenced by bonds, debentures, notes or similar instruments, (c) the unpaid principal amount or component of all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (d) in respect of all obligations that are secured (or for which the holder of any such obligation has an existing Right, contingent or otherwise, to be so secured) by any Lien on property owned or acquired by that Person, the lesser of (x) the unpaid amount of all of those obligations from time to time outstanding and (y) the Fair Market Value of the property securing all of those obligations, liabilities secured (or for which the holder of such obligations has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (e) all Capital Lease obligations, (f) the unpaid principal amount or component of all obligations under synthetic leases, and (g) the unpaid principal amount or component of all guaranties, endorsements, and other contingent obligations in respect of obligations of other Persons or entities of the nature described in clauses (a) through (f) above.

                  "FUNDING LOSS" means any loss, expense or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (i) the Borrower fails or refuses (for any reason whatsoever other than a default by the Administrative Agent or the Lender claiming that loss, expense or reduction in yield) to take any Borrowing or convert a Borrowing that it has requested, or given notice for, under this Agreement, or (ii) the Borrower voluntarily or involuntarily prepays or pays any LIBOR Rate Borrowing or converts any LIBOR Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period. The amount of any Funding Loss shall be determined by the relevant Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Borrowing had such event not occurred, at the LIBOR Rate, for the period from the date of such event to the last day of the then current Interest Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for that Borrowing), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid (were it to bid), at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.

                  "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

                  "GENERAL PARTNER" means Texas Eastern or any other Person that serves as the general partner of the Borrower without causing the occurrence of a Potential Default or an Event of Default under Section 11.7(b).

                  "GOVERNMENTAL AUTHORITY" means any (a) local, state, territorial, federal or foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, commission, department or other instrumentality, (b) private arbitration board or panel or (c) central bank.

                  "GUARANTOR" means each Person delivering a Guaranty as required by Article 6.

                  "GUARANTY" means a guaranty substantially in the form of Exhibit B.

                  "HAZARDOUS SUBSTANCE" means any substance that is designated, defined, classified or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

                  "HEDGING AGREEMENT" means any swap, cap or collar arrangement or any other derivative product customarily offered by banks or other institutions to their customers in order to manage the exposure of such customers to interest rate fluctuations or commodity price fluctuations.

                  "INTEREST EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, all interest expense (including all amortization of debt discount and expenses and reported interest) on all Funded Debt of such Person and its consolidated Subsidiaries during such period.

                  "INTEREST PERIOD" is defined in Section 3.9.

                  "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit or capital contribution to that Person, any other investment in that Person, or any purchase or commitment to purchase any Equity Interest or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person. The term "Investment", however, does not include any extension of trade debt in the ordinary course of business or, as a result of collection efforts, the receipt of any equity in or property of a Person.

                  "IRC" means the Internal Revenue Code of 1986.

                  "LC FEE" is defined in Section 4.3.

                  "LC ISSUING BANK" is defined in the preamble to this Agreement.

                  "LC OUTSTANDINGS" means, on any date of determination, the sum of the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the LC Issuing Bank under Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Borrowing).

                  "JONAH GAS" means the Jonah Gas Gathering Company, a Wyoming general partnership.

                  "LEGAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Governmental Authority.

                  "LENDER" means (a) each financial institution (including, without limitation, SunTrust, in its capacity as a Lender, in respect of its Commitment) initially named on Schedule 2, (b) each Assignee pursuant to Section 14.10(d) and (c) each Additional Lender.

                  "LETTER OF CREDIT" means letters of credit issued by the LC Issuing Bank pursuant to Section 2.5.

                  "LIBOR RATE" means, for a LIBOR Rate Borrowing and its Interest Period, the quotient of (a) the annual interest rate for deposits in United States dollars of amounts equal or comparable to the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, which rate appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two Business Days before the beginning of that Interest Period or, if no such offered rates appear on such page, then the rate used for that Interest Period shall be the arithmetic average (rounded upwards, if necessary, to the next higher 0.001%) of the rates offered to the Administrative Agent by not less than two major banks in New York, New York at approximately 10:00 a.m. (Atlanta, Georgia time) two Business Days before the beginning of that Interest Period for deposits in United States dollars in the London interbank market of the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 0.001%, and the term "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Service, Inc. (or such other page as may replace Page 3750 on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for United States dollars).

                  "LIBOR RATE BORROWING" means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

                  "LIBOR RESERVE PERCENTAGE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the reserve percentage applicable to that Interest Period (or, if more than one such percentage shall be so applicable, then the daily average of such percentages for those days in that Interest Period during which any such percentage shall be applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for the Lenders with respect to liabilities or assets consisting of or including "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term equal to that Interest Period.

                  "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

                  "LITIGATION" means any action by or before any Governmental Authority.

                  "MAINTENANCE CAPITAL EXPENDITURES" means, for any Person and its consolidated Subsidiaries and for any period, all expenditures of such Person and its consolidated Subsidiaries during such period for the maintenance or repair of capital assets, determined in accordance with GAAP.

                  "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended.

                  "MATERIAL ADVERSE EVENT" means any circumstance or event that, individually or collectively, is, or is reasonably expected to result in, any (a) material impairment of (i) the ability of the Borrower or any other Company to perform any of their respective payment or other material obligations under any Credit Document, or (ii) the ability of the Administrative Agent, the LC Issuing Bank or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents (other than as a result of its own act or omission),
         (b) material and adverse effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole, as represented to the Lenders in the Current Financials most recently delivered before the date of this Agreement, or (c) Event of Default or Potential Default.

                  "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for any Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Legal Requirement, that such Lender is permitted to contract for, charge, take, reserve or receive on the Obligations.

                  "MIDSTREAM" means TEPPCO Midstream Companies, L.P., a Delaware limited partnership.

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the IRC to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

                  "NET CASH PROCEEDS" means, with respect to any Asset Disposition, Recovery Event or Equity Event (each, for purposes of this definition, a "TRANSACTION"), the aggregate amount of cash received, as the case may be, by (x) the Borrower or (y) any Significant Subsidiary and legally available to be distributed to the Borrower in the form of dividends or distributions in connection with such transaction after, in each case, deducting therefrom (i) payments made in respect of any Funded Debt to the extent that such payments are required to be made (other than under the Credit Documents but subject to Section 9.2(b)(ii)) as a result of or in connection with such transaction by applicable law or the terms of any contractual agreement relating to such Funded Debt, (ii) customary transaction costs (which in the case of any Recovery Event may include litigation costs and expenses and other costs and expenses of collecting payments and settlements therefrom) that are paid or reserved for payment (A) to a Person that is not an Affiliate of the Borrower or (B) to the Borrower or an Affiliate of the Borrower to reimburse such Person for payments made by such Person to another Person that is not the Borrower or an Affiliate of the Borrower in respect of such transaction costs, (iii) the amount of taxes paid or reserved for payment by the Borrower or such Significant Subsidiary in connection with or as a result of such transaction and (iv) any Reinvestment Amount.

                  "NET INCOME" means, for any Person and its consolidated Subsidiaries and for any period, the profit or loss of such Person and its consolidated Subsidiaries for such period after deducting all operating expenses, provision for Taxes and reserves (including reserves for deferred income Taxes), and all other deductions calculated, in each case, in accordance with GAAP, but excluding (a) extraordinary items, and (b) the profit or loss of any Subsidiary accrued before the date that (i) it becomes a Subsidiary of such Person, (ii) it is merged with such Person or any of its Subsidiaries, or (iii) its assets are acquired by such Person of any of its Subsidiaries.

                  "NON-RECOURSE" means, with respect to any Person as applied to any Funded Debt (or portion thereof), (a) that such Person is not directly or indirectly liable to make any payments with respect to such Funded Debt (or portion thereof), other than payments deemed made by or on behalf of such Person as a result of any realization on assets that were pledged to secure such Funded Debt and that consist of such Person's Equity Interests in the Person primarily incurring such Funded Debt (or any shareholder, partner, member or participant of such Person), (b) that such Funded Debt (or portion thereof) does not constitute Funded Debt of such Person other than to the extent of recourse to such Person's Equity Interests in the Person primarily incurring such Debt (or any shareholder, partner, member or participant of such Person) and that (c) such Funded Debt (or portion thereof) is not secured by a Lien on any asset of such Person other than such Person's Equity Interests in the Person primarily incurring such Funded Debt or any shareholder, partner, member, participant or other owner, directly or indirectly, of such Person or the Person the obligations of which were guaranteed.

                  "NOTE" means one of the promissory notes substantially in the form of Exhibit A.

                  "OBLIGATIONS" means all present and future (a) Debts, liabilities and obligations of the Borrower to the Administrative Agent, the LC Issuing Bank or any Lender that arise under any Credit Document, whether for principal, interest, fees, costs, attorneys' fees or otherwise and (b) renewals, extensions and modifications of any of the foregoing.

                  "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.

                  "OTHER FACILITY" means the 364-Day Credit Agreement, dated the date hereof, among the Borrower, the lenders named therein and SunTrust.

                  "OUTSTANDING CREDITS" means, on any date of determination, an amount equal to the sum of (a) the aggregate principal amount of all Borrowings outstanding on such date plus (b) the LC Outstandings on such date.

                  "PARTICIPANT" is defined in Section 14.10(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMITTED DEBT" is defined in Section 9.1.

                  "PERMITTED LIENS" is defined in Section 9.3.

                  "PERMITTED NON-RECOURSE DEBT" means Funded Debt of any Person (other than the Borrower) that is Non-Recourse to any Company other than such Person and is used by such Person (i) to acquire, construct, develop and/or operate assets not owned by any Company as of the date hereof or (ii) to finance the acquisition of the Service Agreement.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a Governmental Authority.

                  "POTENTIAL DEFAULT" means any event, occurrence or circumstance, the existence of which upon any required notice, time lapse, or both, would become an Event of Default.

                  "PREDECESSOR" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification or other similar business transaction.

                  "PRO FORMA EBITDA" means, for any fiscal period of the Borrower, the sum of Consolidated EBITDA for such period plus, to the extent not already reflected in Consolidated EBITDA for such period, EBITDA for such period of any other Person or all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person acquired in an Acquisition during such period.

                  "REAL PROPERTY" means any land, buildings, fixtures and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company or subleased by any Company to any other Person.

                  "RECOVERY EVENT" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property or asset of the Borrower or any Significant Subsidiary, the Diluted Value of which settlement or payment, when added to the Diluted Value of all such settlements and payments in any fiscal year of the Borrower exceeds $25 million, provided, however, that for purposes of this definition, "Recovery Event" shall not include any settlement or payment that such Person is contesting diligently and in good faith.

                  "REFERENCE RATING" means (i) the ratings assigned by S&P and Moody's to the senior unsecured non-credit enhanced long-term debt of the Borrower, or (ii) if S&P and Moody's have not assigned ratings to the senior unsecured non-credit enhanced long-term debt of the Borrower, the ratings that are one level below the ratings assigned by S&P and Moody's to the senior unsecured non-credit enhanced long-term debt of TE Products. For purposes of the foregoing, (x) if the ratings assigned by S&P and Moody's are not comparable (i.e., a "split rating"), the higher of such two ratings shall control, unless either rating is below BBB- (in the case of S&P) or Baa3 (in the case of Moody's), in which case the lower of the two ratings shall control, and
         (y) for purposes of illustration an S&P rating of BBB will be considered to be "one level below" an S&P rating, of BBB+.

                  "REINVESTMENT AMOUNT" means, with respect to any Recovery Event, the amount of cash received by the Borrower or any Significant Subsidiary that the Borrower, by written notice delivered to the Administrative Agent on or prior to the date 10 Business Days following receipt of such cash by the Borrower or such Significant Subsidiary, certifies will be reinvested, and within one year of receipt of such cash is in fact reinvested, in assets to replace, restore or refurbish the assets that were the subject of such Recovery Event.

                  "RELEASE" means any "release" as defined under any Environmental Law.

                  "REPRESENTATIVES" means officers, directors, employees, accountants, attorneys and agents.

                  "REQUEST FOR ISSUANCE" shall mean a request made pursuant to
         Section 2.5 in the form of Exhibit C-3.

                  "REQUIRED LENDERS" means any combination of the Lenders holding (directly or indirectly) more than (a) 50% of the total Commitments, if there are no Borrowings outstanding, (b) 50% of the sum of (i) the total unused Commitments plus (ii) the aggregate principal amount of all Outstanding Credits, if there are any Borrowings or Letters of Credit outstanding and the maturity of the Obligations has not been accelerated and the Commitments have not been terminated under
         Section 12.1(a) or (b), as the case may be, and (c) 50% of the aggregate principal amount of all Outstanding Credits if there are any Borrowings or Letters of Credit outstanding and the maturity of the Obligations has been accelerated or the Commitments have been terminated under Section 12.1(a) or (b), as the case may be.

                  "RESPONSIBLE OFFICER" means the chairman, president, vice president, chief executive officer, chief financial officer, treasurer, corporate secretary, member or manager of the General Partner or Person of comparable authority.

                  "RIGHTS" means rights, remedies, powers, privileges and benefits.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor thereto.

                  "SENIOR NOTES" means (i) the 6.45% Senior Notes Due 2008 in the original aggregate principal amount of $180,000,000 and the 7.51% Senior Notes Due 2028 in the original aggregate principal amount of $210,000,000, in each case issued by TE Products under the Indenture dated as of January 27, 1998, between TE Products and The Bank of New York, Trustee, and (ii) the 7.625% Senior Notes Due 2012 in the original aggregate principal amount of $500,000,000 issued by the Borrower under the Indenture dated as of February 20, 2002, between the Borrower and First Union National Bank, Trustee.

                  "SERVICE AGREEMENT" means the Service and Transportation Agreement, dated February 9, 1999, among TE Products, BASF Fina Petrochemicals Limited Partnership, BASF Corporation and FINA Oil and Chemical Company, as amended and in effect from time to time.

                  "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Borrower
         (a) in which the Borrower's direct and indirect Equity Interests in such Subsidiary and the Borrower's and its Subsidiaries' advances to such Subsidiary constitute more than 10% of the total assets of the Borrower and its consolidated Subsidiaries, (b) in which the Borrower's and its Subsidiaries' share of the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the total assets of the Borrower and its consolidated Subsidiaries, or (c) in which the equity of the Borrower and its Subsidiaries in the income from continuing operations of such Subsidiary before income taxes, extraordinary items and cumulative effects of changes in accounting principles exceed 10% of such income of the Borrower and its consolidated Subsidiaries.

                  "SOLVENT" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it is able to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

                  "STATED TERMINATION DATE" means April 6, 2004.

                  "SUBSIDIARY" of any Person means any corporation, limited liability company, general or limited partnership or other entity of which more than 50% (in number of votes) of the Equity Interests is owned of record or beneficially, directly or indirectly, by that Person.

                  "SUNTRUST" is defined in the preamble to this Agreement.

                  "TAXES" means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets.

                  "TAX EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, the taxes on income of that Person and its consolidated Subsidiaries accrued during that period.

                  "TCTM" means TCTM, L.P., a Delaware limited partnership.

                  "TE PRODUCTS" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership.

                  "TEPPCO CRUDE" means TEPPCO Crude Oil, L.P., a Delaware limited partnership.

                  "TEPPCO CRUDE PIPELINE" means TEPPCO Crude Pipeline, L.P., a Delaware limited partnership.

                  "TEPPCO GP" means TEPPCO GP, Inc., a Delaware corporation.

                  "TERMINATION DATE" means the earlier of (a) the Stated Termination Date and (b) the effective date on which the Commitments are fully canceled or terminated.

                  "TEXAS EASTERN" means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company.

                  "TYPE" means any type of Borrowing determined with respect to the applicable interest option.

                  "UTILIZATION PERCENTAGE" means, at any time for the determination thereof, the percentage obtained by dividing (i) the aggregate Outstanding Credits plus the aggregate outstanding credits under the Other Facility by (ii) the aggregate Commitments plus the aggregate commitments under the Other Facility at such time.

                  "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of a Person, all of the issued and outstanding Equity Interests of which are directly or indirectly owned by such Person, excluding (a) any general partner interests owned by the General Partner in any such Subsidiary that is a partnership and (b) any directors' qualifying shares or similar type of Equity Interests, as applicable.

         SECTION 1.2. TIME REFERENCES.

         Unless otherwise specified, in the Credit Documents: (a) time references (e.g., 10:00 a.m.) are to time in Atlanta, Georgia, on the applicable date, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding".

         SECTION 1.3. OTHER REFERENCES.

         Unless otherwise specified, in the Credit Documents: (a) where appropriate, the singular includes the plural and vice versa , and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit and similar references are to the particular Credit Document in which they are used, (f) references to "telecopy", "facsimile", "fax" or similar terms are to facsimile or telecopy transmissions,
(g) references to "including" (in its various forms) mean including without limiting the generality of any description preceding that word, (h) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (i) references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form, (j) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers and permitted assigns, (k) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it and successor or replacement for it, (l) references to any Governmental Authority include any Person succeeding to its relevant function, (m) references to any Credit Document or other document include (to the extent not prohibited by the terms of the Credit Documents) every renewal and extension of it, amendment and supplement to it and replacement or substitution for it, (n) the terms "assets" or "property" in relation to any Person includes all asset, property and Equity Interests owned, used or acquired, or to be owned, used or acquired, by such Person, as the context may require, and (o) the "months" referred to in the definition of "Applicable Margin" shall mean the period that commences on the Closing Date and ends on the numerically corresponding day in the next succeeding month, and each successive period commencing on the last day of the preceding period and ending on the numerically corresponding day of the next succeeding month, provided, that if any such period begins on a day for which there is no numerically corresponding day in the next succeeding month, than such period will end on the last day of that month.

         SECTION 1.4. ACCOUNTING PRINCIPLES.

         Unless otherwise specified, in the Credit Documents: (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period and (d) all financial terms and compliance with reporting and financial covenants must be on a consolidated basis, as applicable.

                                   ARTICLE II
                                 THE COMMITMENTS

         Each Lender severally but not jointly agrees to extend credit to the Borrower and the LC Issuing Bank agrees to issue Letters of Credit, in each case, in accordance with the following provisions and subject to the other terms and conditions of the Credit Documents.

         SECTION 2.1. REVOLVING FACILITY.

         Each Borrowing is subject to all of the provisions in the Credit Documents, including the following: (a) each Borrowing may occur only on a Business Day on or after the Closing Date and before the Termination Date and (b) the Outstanding Credits may never exceed the total Commitments at such time.

         SECTION 2.2. BORROWING PROCEDURE.

         The following procedures apply to Borrowings:

         (a) BORROWING REQUEST. The Borrower may request a Borrowing by making or delivering a Borrowing Request to the Administrative Agent, which is irrevocable and binding on the Borrower, stating the Type, amount, and Interest Period for each Borrowing and which must be received by the Administrative Agent no later than (i) 10:00 a.m. on the third Business Day before the date on which funds are requested (the "BORROWING DATE") for any LIBOR Rate Borrowing, or (ii) 11:00 a.m. on the Borrowing Date for any Base Rate Borrowing. The Administrative Agent shall promptly on the day received notify each Lender of any Borrowing Request. Each LIBOR Rate Borrowing must be in the amount of $10,000,000 or an integral multiple of $1,000,000 in excess of $10,000,000, and each Base Rate Borrowing must be in the amount of $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000, or if less than $1,000,000, the total unused Commitments.

         (b) FUNDING. Each Lender shall remit its Commitment Percentage of each requested Borrowing to the Administrative Agent's principal office in Atlanta, Georgia, in funds that are available for immediate use by the Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, the Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Borrower or waived by the requisite Lenders) make those funds available to the Borrower by wiring the funds to or for the account of the Borrower.

         (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to the Administrative Agent on the applicable Borrowing Date, and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to the Administrative Agent on the applicable Borrowing Date, the Administrative Agent may recover the applicable amount on demand (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date the Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Fed Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from the Borrower, together with interest at the rate applicable to that Borrowing. No Lender is responsible for the failure of any other Lender to make its share of any Borrowing available as required by Section 2.2(b); however, failure of any Lender to make its share of any Borrowing so available does not excuse any other Lender from making its share of any Borrowing so available.

         SECTION 2.3. EFFECT OF REQUESTS.

         Each Borrowing Request and Request for Issuance constitutes a representation and warranty by the Borrower that as of the date of the requested Extension of Credit all of the applicable conditions precedent in Article 5 have been satisfied.

         SECTION 2.4. TERMINATION OF THE COMMITMENTS.

         (a) VOLUNTARY. The Borrower may, upon giving at least five Business Days prior written and irrevocable notice to the Administrative Agent, terminate all or part of the Commitments; provided, however, that any such termination may not result in the aggregate Commitments being reduced to an amount less than the LC Outstandings. Each partial termination under this subsection (a) must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000 and must be ratable in accordance with each Lender's Commitment Percentage.

         (b) MANDATORY. On the date of any prepayment of Borrowings (or cash collateralization of LC Outstandings) pursuant to Section 3.2(c)(ii), the Commitments shall automatically reduce by an amount equal to such prepayment (or cash collateralization).

         (c) MISCELLANEOUS. At the time of any termination of the Commitments under this Section 2.4, the Borrower shall pay to the Administrative Agent, for the account of each Lender, as applicable, all accrued and unpaid fees under this Agreement, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Commitments that is terminated may not be reinstated.

         SECTION 2.5. LETTERS OF CREDIT.

         (a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior notice thereof by delivery of a Request for Issuance to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the LC Issuing Bank. Each Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the eighth Business Day preceding the Stated Termination
Date), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $1,000,000), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the LC Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

         (b) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the aggregate undrawn stated amounts of all Letters of Credit outstanding would exceed $20,000,000; or (ii) the Outstanding Credits would exceed the total Commitments.

         (c) The Borrower hereby agrees to pay to the Administrative Agent for the account of the LC Issuing Bank and, if they shall have purchased participations in the reimbursement obligations of the Borrower pursuant to subsection (d) below, the Lenders, on demand made by the LC Issuing Bank to the Borrower, on and after each date on which the LC Issuing Bank shall pay any amount under any Letter of Credit issued by the LC Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by the LC Issuing Bank until repayment to the LC Issuing Bank in full at a fluctuating interest rate per annum equal to the interest rate applicable to Base Rate Borrowings plus, if any amount paid by the LC Issuing Bank under a Letter of Credit is not reimbursed by the Borrower within three Business Days, 2%.

         (d) If the LC Issuing Bank shall not have been reimbursed in full for any payment made by the LC Issuing Bank under a Letter of Credit issued by the LC Issuing Bank on the date of such payment, the LC Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by the LC Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to the LC Issuing Bank by paying to the Administrative Agent for the account of the LC Issuing Bank an amount equal to such Lender's Commitment Percentage of such unreimbursed amount paid by the LC Issuing Bank, plus interest on such amount at a rate per annum equal to the Fed Funds Rate from the date of the payment by the LC Issuing Bank to the date of payment to the LC Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by the LC Issuing Bank and (ii) the Business Day on which Lender shall have received an LC Payment Notice from the LC Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of the LC Issuing Bank shall be several and shall not be affected by the occurrence or continuance of a Potential Default or Event of Default or the failure of any other Lender to make any payment under this Section 2.5(d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) The failure of any Lender to make any payment to the Administrative Agent for the account of the LC Issuing Bank in accordance with subsection (d) above shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "non-performing Lender") shall fail to make any payment to the Administrative Agent for the account of the LC Issuing Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, the LC Issuing Bank shall be deemed, for purposes of Section 14.8 and Article XII hereof, to be a Lender owed a Borrowing in an amount equal to the outstanding principal amount due and payable by such non-performing Lender to the Administrative Agent for the account of the LC Issuing Bank pursuant to subsection (d) above. Any non-performing Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to purchase a participation in the reimbursement obligations of the

Borrower under subsection (d) above) severally agree to pay to the Administrative Agent for the account of the LC Issuing Bank forthwith on demand such amount, together with interest thereon for each day from the date such Lender would have purchased its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to Base Rate Borrowings and (ii) in the case of such Lender, the Fed Funds Rate.

         (f) The payment obligations of each Lender under Section 2.5(d) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit by the LC Issuing Bank shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any other Credit Document or any other agreement or instrument relating thereto or to such Letter of Credit;

                  (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement, any other Credit Document or such Letter of Credit;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the LC Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, thereby or by such Letter of Credit, or any unrelated transaction;

                  (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment in good faith by the LC Issuing Bank under the Letter of Credit issued by the LC Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (g) The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the LC Issuing Bank, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the LC Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit. Notwithstanding any provision to the contrary contained in any Credit Document, the Borrower and each Lender shall have the right to bring suit against the LC Issuing Bank, and the LC Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by the LC Issuing Bank's willful misconduct or gross negligence, including, in the case of the Borrower, the LC Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by the LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by the LC Issuing Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by the LC Issuing Bank's willful misconduct or gross negligence.

                                  ARTICLE III
                                  PAYMENT TERMS

         SECTION 3.1. NOTES AND PAYMENTS.

         The Borrowings are evidenced by the Notes, one payable to each Lender in the amount of its Commitment. The Borrower must make each payment and prepayment on the Obligations to the Administrative Agent's principal office in Atlanta, Georgia, in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.6, that portion of the Obligations in respect of which such payment or prepayment was made shall continue to accrue interest until the Business Day upon which such payment shall be received by the Administrative Agent at the time and in the manner specified above. The Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this Agreement on the same day the Administrative Agent receives the funds from the Borrower. Unless the Administrative Agent has received notice from the Borrower before the date on which any payment is due under this Agreement that the Borrower will not make that payment in full, then on the date that payment is due the Administrative Agent may assume that the Borrower has made the full payment due and the Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent the Borrower does not make the full payment due to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand the amount distributed to that Lender by the Administrative Agent together with interest for each day from the date that Lender received payment from the Administrative Agent until the date that Lender repays the Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Fed Funds Rate.

         SECTION 3.2. INTEREST AND PRINCIPAL PAYMENTS.

         (a) INTEREST. Accrued interest on each LIBOR Rate Borrowing shall be due and payable on the last day of its Interest Period. If any Interest Period for a LIBOR Rate Borrowing is greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of the Interest Period. Accrued interest on the unpaid principal amount of each Base Rate Borrowing shall be due and payable in arrears on the last day of each March, June, September and December, commencing on the first such date that follows the Closing Date, and on the date such Borrowing becomes due and payable or is otherwise paid in full.

         (b) PRINCIPAL. The principal amount of all Borrowings shall be due and payable on the Termination Date.

         (c) PREPAYMENTS.

                  (i) The Borrower may, from time to time, by giving notice to the Administrative Agent no later than three Business Days before the date of the prepayment, prepay, without premium or penalty and in whole or part, the principal amount of any Borrowing so long as:

                           (A) the notice by the Borrower specifies the amount
                  and Borrowing to be prepaid,

                           (B) each voluntary partial prepayment must be in a
                  principal amount of not less than $1,000,000 or a greater integral multiple of $1,000,000, plus accrued interest on the amount prepaid to the date of such prepayment, and

                           (C) the Borrower shall pay the Funding Loss, if any,
                  within 5 Business Days following an affected Lender's demand and delivery to the Borrower of the certificate as provided in
                  Section 3.18. Conversions on the last day of Interest Period pursuant to Section 3.10 are not prepayments.

                  (ii) The Borrower shall promptly notify the Administrative Agent upon the receipt of any Net Cash Proceeds of any Asset Disposition or Recovery Event and, at any time that such Net Cash Proceeds received and not previously applied to any prepayment pursuant to this Section 3.2(c)(ii) shall equal or exceed $10,000,000, the Borrower shall prepay Borrowings, together with payment of any Funding Losses, and/or deposit funds in the Cash Collateral Account in respect of LC Outstandings pursuant to Section 12.1(d), as applicable, in an aggregate amount equal to 100% (without duplication) of such Net Cash Proceeds.

                  (iii) If at any time, the sum of the aggregate principal amount of Borrowings outstanding plus LC Outstandings shall exceed the total Commitments, the Borrower shall forthwith prepay Borrowings, and, to the extent provided for by this Section 3.2(c)(iii), deposit funds in the Cash Collateral Account in respect of LC Outstandings pursuant to Section 12.1(d), in a principal amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount of Borrowings prepaid and any Funding Losses owing in connection therewith.

                  (iv) Prepayments of the Borrowings pursuant to this Section 3.2(c) shall be applied, first, to prepay Base Rate Borrowings, second, to prepay any LIBOR Rate

         Borrowing that has an Interest Period the last day of which is the same as the date of such requirement prepayment, and, third to prepay other LIBOR Rate Borrowings, as selected by the Borrower, or, at the Borrower's option, to cash collateralize such other LIBOR Rate Borrowings (which cash collateral will be applied on the last day of the Interest Period of each such LIBOR Rate Borrowing to prepay such LIBOR Rate Borrowings).

         SECTION 3.3. INTEREST OPTIONS.

         Except as otherwise provided in this Agreement, Borrowings shall bear interest at an annual rate equal to the lesser of (i) the Base Rate or the LIBOR Rate plus the Applicable Margin, in each case as designated or deemed designated by the Borrower, and (ii) the Maximum Rate; provided that the LIBOR Rate may not be selected when an Event of Default or Potential Default has occurred and is continuing.

         SECTION 3.4. QUOTATION OF RATES.

         The Borrower may contact the Administrative Agent prior to delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind the Administrative Agent or the Lenders or affect the interest rate that is actually in effect when the Borrower makes a Borrowing Request or on the Borrowing Date.

         SECTION 3.5. DEFAULT RATE.

         To the extent lawful, any amount payable under any Credit Document that is not paid when due (including interest on any such unpaid amount) shall bear interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment, payable on demand.

         SECTION 3.6. INTEREST RECAPTURE.

         If the designated interest rate applicable to any amount exceeds the Maximum Rate, the interest rate on that amount is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent lawful, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         SECTION 3.7. INTEREST AND FEE CALCULATIONS.

         All computations of interest based on the prime lending rate of the Administrative Agent shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of facility fees, the LC Fee and interest based on the LIBOR Rate or the Fed Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such facility fees, the LC Fee or interest are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 3.8. MAXIMUM RATE.

         Regardless of any provision contained in any Credit Document, no Lender is entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then any excess shall be treated as a partial prepayment of principal (without regard to Section 3.9) and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent lawful, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects, and (c) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the relevant Borrowings. However, if the Obligations are paid in full before the end of their full contemplated term, and if the interest received for the period that the Obligations were outstanding exceeds the Maximum Amount, then the Lenders shall refund any excess (and the Lenders may not, to the extent lawful, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount", then those terms mean the "indicated rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. The Borrower agrees that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to any Borrowings.

         SECTION 3.9. INTEREST PERIODS.

         When the Borrower requests a LIBOR Rate Borrowing, the Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at the Borrower's option, one, two, three or six months for LIBOR Rate Borrowings, subject to Section 14.1 and the following conditions: (a) the initial Interest Period for a LIBOR Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if the Borrower is required to pay any portion of a LIBOR Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, the Borrower shall also pay any related Funding Loss; and (d) no more than six Interest Periods may be in effect at one time.

         SECTION 3.10. CONVERSIONS.

         The Borrower may in accordance with the procedures set forth below (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a LIBOR Rate Borrowing, and (c) elect a new Interest Period for a LIBOR Rate Borrowing to commence upon expiration of the then-current Interest Period; provided that the Borrower may not convert to or select a new Interest Period for a LIBOR Rate Borrowing at any time when an Event of Default or Potential Default has occurred and is continuing. Any such conversion or election may be made by telephonic request to the Administrative Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 11:00 a.m. on the last day of the Interest Period (for conversion to a Base Rate Borrowing). The Borrower shall provide a Conversion Notice to the Administrative Agent no later than two days after the date of the conversion or election. Absent the Borrower's telephonic request for conversion or election of a new Interest Period or if an Event of Default or Potential Default has occurred and is continuing, then, a LIBOR Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective when the applicable Interest Period expires.

         SECTION 3.11. ORDER OF APPLICATION.

         Each payment (including proceeds from the exercise of any Rights) of the Obligations shall be applied either (a) if no Event of Default or Potential Default has occurred and is continuing, then in the order and manner specified elsewhere herein, and if not so specified, then in the order and manner as the Borrower directs, or (b) if an Event of Default or Potential Default has occurred and is continuing or if the Borrower fails to give any direction required under clause (a) above, then in the following order: (i) to all fees, expenses, and indemnified amounts for which the Administrative Agent has not been paid or reimbursed in accordance with the Credit Documents and, except while an Event of Default under Section 11.1 has occurred and is continuing, as to which the Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (ii) to all fees, expenses and indemnified amounts for which the LC Issuing Bank has not been paid or reimbursed in accordance with the Credit Documents and, except while an Event of Default under
Section 11.1 has occurred and is continuing, as to which the Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (iii) to all fees, expenses and indemnified amounts for which any Lender has not been paid or reimbursed in accordance with the Credit Documents (and if any payment is less than all unpaid or unreimbursed fees and expenses, then that payment shall be applied against unpaid and unreimbursed fees and expenses in the order of incurrence or due date) and, except while an Event of Default under Section
11.1 has occurred and is continuing, as to which the Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (iv) to accrued interest on the principal amount of the Borrower's reimbursement obligations outstanding in respect of Letters of Credit; (v) to the principal amount of the Borrower's reimbursement obligations outstanding in respect of Letters of Credit; (vi) to the cash collateralization of the Borrower's reimbursement obligations in respect of LC Outstandings not paid pursuant to clause (v) by deposit of funds in the Cash Collateral Account; (vii) to accrued interest on the principal amount of the Borrowings outstanding; (viii) to the principal amount of the Borrowings outstanding in such order as the Required Lenders may elect (but the Lenders agree to apply proceeds in an order that will minimize any Funding Loss); and (ix) to the remaining Obligations in the order and manner the Required Lenders deem appropriate.

         SECTION 3.12. SHARING OF PAYMENTS, ETC.

         Except as otherwise specifically provided, (a) principal and interest payments on Borrowings and, if the Lenders have purchased a participation in the Borrower's reimbursement obligations in respect of LC Outstandings, such reimbursement obligations, shall be shared by the Lenders in accordance with their respective Commitment Percentages and (b) each other payment on the Obligations shall be shared by the Lenders in the proportion that the Obligations are owed to the Lenders on the date of the payment. If any Lender obtains any payment or prepayment with respect to the Obligations (whether voluntary, involuntary or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any purchase of a participation in any Outstanding Credits from a Lender may, to the fullest extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that purchaser were the direct creditor of the Borrower in the amount of that participation.

         SECTION 3.13. OFFSET.

         If an Event of Default has occurred and is continuing, each Lender is entitled to exercise (for the benefit of all the Lenders) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that the Borrower or any Company, other than an Excluded Subsidiary, may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligations then matured and owed (directly or participated) to it.

         SECTION 3.14. BOOKING BORROWINGS.

         To the extent lawful, any Lender may make, carry or transfer its Borrowings at, to or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section 3.16 or 3.17 would apply to any of the Obligations. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Section 3.16 or 3.17 as applicable.

         SECTION 3.15. BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE.

         If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, the Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then the Administrative Agent shall promptly notify the Borrower and the Lenders of that determination (which is conclusive and binding on the Borrower absent manifest error) and the applicable Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until the Administrative Agent notifies the Borrower that those circumstances no longer exist, the Lenders' commitments under this Agreement to make, or to convert to, LIBOR Rate Borrowings, as the case may be, are suspended.

         SECTION 3.16. ADDITIONAL COSTS.

         (a) RESERVES. With respect to any LIBOR Rate Borrowing (i) if any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement imposes, modifies or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental or special reserves) be maintained (other than any reserve included in the LIBOR Reserve Percentage), and (ii) if those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing, then (A) that Lender (through the Administrative Agent) shall deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (B) the Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this subsection (a) survive the satisfaction and payment of the Obligations and termination of this Agreement.

         (b) CAPITAL ADEQUACY. With respect to any Borrowing, if any change in any present Legal Requirement (whether or not having the force of law), any change in the interpretation or application of any present Legal Requirement (whether or not having the force of law), or any future Legal Requirement (whether or not having the force of law) regarding capital adequacy, or if compliance by any Lender with any request, directive or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change by any Lender, its holding company, or its applicable lending office in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) the Administrative Agent or that Lender (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and the Borrower shall pay that amount to the Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this subsection (b) shall survive the satisfaction and payment of the Obligations and termination of this Agreement.

         (c) TAXES. Subject to Section 3.19, any Taxes payable by the Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by the Administrative Agent or any Lender in respect of this Agreement or any other Credit Document shall, if permitted by Legal Requirement, be paid by the Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income or capital of the Administrative Agent or that Lender (or the Administrative Agent or that Lender, as the case may be, together with any other Person with whom the Administrative Agent or that Lender files a consolidated, combined, unitary or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender. The Administrative Agent or that Lender (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and the Borrower shall pay that amount to the Administrative Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If the Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by the Borrower, then the recipient shall promptly pay the refund to the Borrower.

         SECTION 3.17. CHANGE IN LEGAL REQUIREMENTS.

         If any Legal Requirement makes it unlawful for any Lender to make or maintain LIBOR Rate Borrowings, then that Lender shall promptly notify the Borrower and the Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base Rate Borrowing, and (b) as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, then the Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, in which event the Borrower will not be required to pay any related Funding Loss, or (ii) if not prohibited by Legal Requirement, then the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, then the Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

         SECTION 3.18. FUNDING LOSS.

         The Borrower shall indemnify each Lender against, and pay to it within five Business Days following demand and delivery by such Lender to the Borrower of the certificate herein provided, any Funding Loss of that Lender. When any Lender demands that the Borrower pay any Funding Loss, that Lender shall deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification in this section survive the satisfaction and payment of the Obligations and termination of this Agreement.

         SECTION 3.19. FOREIGN LENDERS, PARTICIPANTS AND ASSIGNEES.

         Each Lender, Participant (by accepting a participation interest under this Agreement) and Assignee (by executing an Assignment) that is not organized under the Legal Requirements of the United States of America or one of its states (a) represents to the Administrative Agent and the Borrower that (i) no Taxes are required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to it in respect of the Obligations and
(ii) it has furnished to the Administrative Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI or any other form acceptable to the Administrative Agent and the Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide the Administrative Agent and the Borrower a new Form W-8BEN or W-8ECI or other form acceptable to the Administrative Agent and the Borrower upon the expiration or obsolescence according to Legal Requirement of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all Legal Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then the Borrower and the Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the IRC or other applicable Legal Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant or Assignee, as the case may be, for all purposes under the Credit Documents.

         SECTION 3.20. DISCHARGE AND REINSTATEMENT.

         Each Company's obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligations are fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligations and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

                                   ARTICLE IV
                                      FEES

         SECTION 4.1. TREATMENT OF FEES.

         The fees described in this Section 4.1 (a) are not compensation for the use, detention or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 3.1, (d) are non-refundable and (e) to the fullest extent permitted by Legal Requirement, bear interest, if not paid when due, at the Default Rate.

         SECTION 4.2. FACILITY FEE.

         The Borrower shall pay to the Administrative Agent for the account of each Lender the Facility Fee from the date hereof until the Termination Date, payable on the last day of each March, June, September and December, commencing on the first such date that follows the Closing Date, and on the Termination Date.

         SECTION 4.3. LETTER OF CREDIT FEES.

         The Borrower shall pay to the Administrative Agent for the account of each Lender a fee (the "LC FEE") on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding on each such day, from the date hereof until the later to occur of the Termination Date and the date that no Letters of Credit are outstanding, payable on the last day of each March, June, September and December, commencing on the first such date that follows the date of this Agreement and such later date, at a rate equal at all times to the Applicable Margin in effect from time to time for LIBOR Rate Borrowings. In addition, the Borrower shall pay to the LC Issuing Bank such fees for the issuance and maintenance of Letters of Credit and for drawings thereunder as may be separately agreed between the Borrower and the LC Issuing Bank.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         This Agreement shall not be effective unless the Administrative Agent has received all of the items described in Schedule 5. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing, and the LC Issuing Bank is not obligated to issue any Letter of Credit, unless on the date of the applicable Extension of Credit (and after giving effect to the requested Extension of Credit): (a) the Administrative Agent has timely received a properly completed and duly executed Borrowing Request or Request for Issuance, as applicable; (b) all of the representations and warranties of the Companies in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this Agreement); (c) no Material Adverse Event, Event of Default or Potential Default has occurred and is continuing; and (d) no limitation in Section 2.1 or 2.5 is or would be exceeded by the requested Extension of Credit. Each Borrowing Request and Request for Issuance, however delivered, constitutes the Borrower's representation and warranty that the conditions in subsections (b) through (d) above are satisfied. Upon the Administrative Agent's or any Lender's reasonable request, the Borrower shall deliver to the Administrative Agent or such Lender evidence substantiating any of the matters in the Credit Documents that are necessary to enable the Borrower to qualify for the requested Extension of Credit. Each condition precedent in this Agreement (including, without limitation, those on Schedule 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent.

                                   ARTICLE VI
                                   GUARANTIES

         The Borrower shall cause each Significant Subsidiary (other than any Excluded Subsidiary of the Borrower), whether now existing or in the future formed or acquired as permitted by the Credit Documents, to unconditionally guarantee the full payment and performance of the Obligations by execution of a Guaranty. Any Guaranty delivered by a Guarantor after the Closing Date pursuant to this Article VI shall be accompanied by (a) an opinion of counsel to such Guarantor as to the enforceability of such Guaranty and such other matters as the Administrative Agent may reasonably request, (b) certified copies of the Constituent Documents of such Guarantor, (c) certified copies of all corporate or partnership (as the case may be) authorizations and approvals of Governmental Authorities required in connection with the execution, delivery and performance by such Guarantor of such Guaranty, and (d) such other certificates, documents and other information regarding such Guarantor as the Administrative Agent may reasonably request.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent, the LC Issuing Bank and the Lenders as follows:

         SECTION 7.1. PURPOSE.

         The Borrower will use the proceeds of the Extensions of Credit for (i) general purposes, including without limitation the making of Investments in Subsidiaries and Affiliates of the Borrower, (ii) acquisitions and (iii) capital expenditures. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations, and no part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Legal Requirement, including the Margin Regulations.

         SECTION 7.2. SUBSIDIARIES AND SIGNIFICANT SUBSIDIARIES.

         Schedule 7.2 describes the Borrower, all of its direct and indirect Subsidiaries and all of its Significant Subsidiaries as of the date hereof.

         SECTION 7.3. EXISTENCE, AUTHORITY AND GOOD STANDING.

         Each Company (other than any Excluded Subsidiary) is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of formation. Except where not a Material Adverse Event, each such Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on Schedule 7.2). Each Company (other than any Excluded Subsidiary) possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the

Credit Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Credit Documents.

         SECTION 7.4. AUTHORIZATION AND CONTRAVENTION.

         The execution and delivery by each Company of each Credit Document to which it is a party and the performance by it of its obligations under those Credit Documents (a) are within its corporate, partnership or comparable organizational powers, (b) have been duly authorized by all necessary corporate, partnership or comparable organizational action, (c) require no notice to, consents or approval of, action by or filing with, any Governmental Authority (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of any of its Constituent Documents, and (e) except violations that individually or collectively are not a Material Adverse Event, do not violate any provision of Legal Requirement applicable to it or any material agreement to which it is a party.

         SECTION 7.5. BINDING EFFECT.

         Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with that Credit Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         SECTION 7.6. CURRENT FINANCIALS.

         The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Companies as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, specifically contemplated by or expressly permitted by the Credit Documents, no material adverse changes have occurred in such consolidated financial condition from that shown in the Current Financials.

         SECTION 7.7. SOLVENCY.

         Each of the Borrower and each Guarantor is Solvent.

         SECTION 7.8. LITIGATION.

         Except as disclosed on Schedule 7.8 and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements as to which the insurer or indemnifying party, as applicable, has acknowledged liability, (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, would be a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Company exist that would be a Material Adverse Event.

         SECTION 7.9. TAXES.

         Except where not a Material Adverse Event, (a) all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Company that are due and payable have been paid before delinquency except as being contested as permitted by Section 8.5.

         SECTION 7.10. COMPLIANCE WITH LAW AND ENVIRONMENTAL MATTERS.

         Except as disclosed on Schedule 7.10, (a) no Company has received notice from any Governmental Authority that it has actual or potential Environmental Liability and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material Adverse Event, and (b) no Company has received notice from any Governmental Authority that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material Adverse Event. Further, except as otherwise provided in any Credit Document, each Company (other than any Excluded Subsidiary) is in compliance with clause (a) of
Section 9.6.

         SECTION 7.11. EMPLOYEE PLANS.

         Except as disclosed on Schedule 7.11 or where not a Material Adverse Event, (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 512 of the IRC), (b) neither any Company nor any ERISA Affiliate has incurred liability, except for liabilities for premiums that have been paid or that are not past due, under ERISA to the PBGC in connection with any Employee Plan, (c) neither any Company nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither the Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither any Company nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the IRC to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the IRC complies in all material respects, both in form and operation, with ERISA and the IRC, and (h) no Multiemployer Plan subject to the IRC is in reorganization within the meaning of Section 418 of the IRC. None of the matters disclosed on Schedule 7.11 give rise to any other "reportable events", as defined above.

         SECTION 7.12. DEBT.

         No Company has any Debt except as described on Schedule 7.12 or otherwise incurred after the date hereof in accordance with this Agreement.

         SECTION 7.13. PROPERTIES; LIENS.

         Each Company (other than any Excluded Subsidiary) has good and indefeasible title to all of its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this Agreement or, after the date of this Agreement, as permitted by Sections 9.8 and 9.9. No Lien exists on any property of any Company (other than any Excluded Subsidiary) except as described on Schedule 7.13 and other Permitted Liens. No Company (other than any Excluded Subsidiary) is party or subject to any agreement, instrument or order which in any way restricts any such Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         SECTION 7.14. GOVERNMENTAL REGULATIONS.

         No Company is subject to regulation under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         SECTION 7.15. TRANSACTIONS WITH AFFILIATES.

         Except as otherwise disclosed on Schedule 7.15 or permitted by Section 9.5, no Company is a party to a material transaction with any of its Affiliates.

         SECTION 7.16. LEASES.

         Except where not a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and (b) all material leases under which any Company is a lessee are in full force and effect.

         SECTION 7.17. LABOR MATTERS.

         Except where not a Material Adverse Event, (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Legal Requirements.

         SECTION 7.18. INTELLECTUAL PROPERTY.

         Except where not a Material Adverse Event, (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         SECTION 7.19. INSURANCE.

         All insurance required under Section 8.9 is in full force and effect.

         SECTION 7.20. RESTRICTIONS ON DISTRIBUTIONS. Except as disclosed on
Schedule 7.20, no Subsidiary (other than any Excluded Subsidiary) of the Borrower is subject to any restriction on such Subsidiary's ability to directly or indirectly declare, make or pay Distributions to the Borrower.

         SECTION 7.21. FULL DISCLOSURE.

         Each fact or condition relating to any Company's financial condition, business or property that is a Material Adverse Event has been disclosed in writing to the Administrative Agent. All information previously furnished by any Company to the Administrative Agent in connection with the Credit Documents (the "DISCLOSED INFORMATION") was (and all information furnished in the future by any Company to the Administrative Agent will be) true and accurate in all material respects. As of the Closing Date, the Disclosed Information taken as a whole, was not misleading in any material respect and did not omit to disclose any matter the failure of which to be disclosed would result in any information contained in the Disclosed Information being misleading in any material respect.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent, the LC Issuing Bank and the Lenders that, without first obtaining the Required Lenders' written consent to the contrary:

         SECTION 8.1. CERTAIN ITEMS FURNISHED.

         The Borrower shall furnish or shall cause the following to be furnished to each Lender:

         (a) ANNUAL FINANCIALS OF THE BORROWER. Promptly after preparation but no later than 90 days after the last day of each fiscal year of the Borrower, Financials showing the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of, and for the year ended on, that last day setting forth in comparative form the figures for the previous fiscal year, accompanied by (i) the opinion, without material qualification, of KPMG LLP or other firm of nationally-recognized independent certified public accountants reasonably acceptable to the Required Lenders, based on an audit (other than in the case of consolidating Financials) using generally accepted auditing standards, that those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated and consolidating financial condition and results of operations of the Borrower and its Subsidiaries, and (ii) a related Compliance Certificate from a Responsible Officer, on behalf of the Borrower.

         (b) QUARTERLY REPORTS. Promptly after preparation but no later than 45 days after the last day of (i) each of the first three fiscal quarters of the Borrower and the Companies each year, Financials showing the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, accompanied, in each case, by a related Compliance Certificate, together with a completed copy of the schedule to that certificate, signed by a Responsible Officer, on behalf of the Borrower and (ii) each fiscal quarter of the Borrower prior to the Completion Date, a report detailing the progress of the FINA/BASF Project, in form and substance satisfactory to the Administrative Agent.

         (c) OTHER REPORTS. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Governmental Authority or any creditor, other than credit, trade and other reports prepared and distributed in the ordinary course of business and information otherwise furnished to the Administrative Agent and the Lenders under this Agreement.

         (d) EMPLOYEE PLANS. As soon as possible and within 30 days after any Company knows that any event which would constitute a reportable event under
Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of the Borrower setting forth details as to that reportable event and the action that the Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, each Company is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

         (e) OTHER NOTICES. Notice, promptly after the Borrower knows, of (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Credit Document, (iii) an Event of Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking or propose to take with respect to such event, (iv) any default or potential default under any FINA/BASF Contract, and
(v) the Completion Date.

         (f) OTHER INFORMATION. Promptly when reasonably requested by the Administrative Agent, the LC Issuing Bank or any Lender, such reasonable information (not otherwise required to be furnished under this Agreement) about any Company's business affairs, assets and liabilities.

         SECTION 8.2. USE OF CREDIT.

         The Borrower shall use the proceeds of Borrowings only for the purposes specified in this Agreement.

         SECTION 8.3. BOOKS AND RECORDS.

         The Borrower shall, and shall cause each other Company to, maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         SECTION 8.4. INSPECTIONS.

         Upon reasonable request and subject to compliance with applicable safety standards, with contractual privilege and non-disclosure agreements, and with the same conditions applicable to any Company in respect of property of that Company on the premises of other Persons, the Borrower shall, and shall cause each other Company to, allow the Administrative Agent, the LC Issuing Bank or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies thereof, to conduct reasonable tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours.

         SECTION 8.5. TAXES.

         The Borrower shall, and shall cause each other Company to, promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         SECTION 8.6. PAYMENT OF MATERIAL OBLIGATIONS.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by, if required, appropriate proceedings).

         SECTION 8.7. EXPENSES.

         Within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail (and subject to any limitations separately agreed to in writing by the Borrower and the Administrative Agent in respect of costs, fees and expenses of the Administrative Agent or any of its Representatives), the Borrower shall pay (a) all costs, fees and reasonable expenses paid or incurred by the Administrative Agent incident to any Credit Document (including the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery and execution of the Credit Documents and any related amendment, waiver or consent) and (b) all reasonable costs and expenses incurred by the Administrative Agent, the LC Issuing Bank or any Lender in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including reasonable attorneys' fees and court costs), all of which are part of the Obligations, bearing interest (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.

         SECTION 8.8. MAINTENANCE OF EXISTENCE, ASSETS AND BUSINESS.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, (a) except in connection with dispositions permitted under Section 9.8, mergers, consolidations and dissolutions permitted under
Section 9.9 and statutory conversions to another form of entity as permitted by applicable Legal Requirements, maintain its existence and good standing in its state of formation, and (b) except where not a Material Adverse Event, (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits and franchises (including Environmental Permits) necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         SECTION 8.9. INSURANCE.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, at its cost and expense, maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         SECTION 8.10. ENVIRONMENTAL MATTERS.

         The Borrower shall, and shall cause each other Company to, (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material Adverse Event, (b) promptly deliver to the Administrative Agent a copy of any notice received from any Governmental Authority alleging that any such Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material Adverse Event, and (c) promptly deliver to the Administrative Agent a copy of any notice received from any Governmental Authority alleging that any such Company has any potential Environmental Liability if the allegation constitutes a Material Adverse Event.

         SECTION 8.11. INDEMNIFICATION.

         (a) AS USED IN THIS SECTION: (I) "INDEMNITEE" MEANS THE ADMINISTRATIVE AGENT, THE LC ISSUING BANK, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE (WITH WHICH ANY COMPANY HAS ENTERED INTO A WRITTEN CONTRACTUAL ARRANGEMENT) OF THE ADMINISTRATIVE AGENT, THE LC ISSUING BANK OR ANY LENDER, EACH PRESENT AND FUTURE

REPRESENTATIVE OF THE ADMINISTRATIVE AGENT, THE LC ISSUING BANK, ANY LENDER OR ANY OF THOSE AFFILIATES AND EACH PRESENT AND FUTURE SUCCESSOR AND PERMITTED ASSIGN OF THE ADMINISTRATIVE AGENT, THE LC ISSUING BANK, ANY LENDER OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (II) "INDEMNIFIED LIABILITIES" MEANS ALL KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES AND OBLIGATIONS -- AND ALL COSTS AND REASONABLE EXPENSES AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY ARISING OUT OF ANY (A) CREDIT DOCUMENT, TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT OR REAL PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, REAL PROPERTY OR ACT, OMISSION, STATUS, OWNERSHIP OR OTHER RELATIONSHIP, CONDITION OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

         (b) THE BORROWER SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

         (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATIONS, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LEGAL REQUIREMENT, PUNITIVE DAMAGES, FINES AND OTHER PENALTIES, AND (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING OR WAIVER.

         (d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN SOLE GROSS NEGLIGENCE OR SOLE WILLFUL MISCONDUCT.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent, the LC Issuing Bank and the Lenders that, without first obtaining the Required Lenders' consent to the contrary:

         SECTION 9.1. DEBT.

         The Borrower will not cause or permit any other Company to, create, incur, assume or suffer to exist any Debt except the following (the "PERMITTED DEBT"):

         (a) SUBSIDIARY GUARANTIES. Guaranties of any Debt of the Borrower.

         (b) PERMITTED NON-RECOURSE DEBT. Permitted Non-Recourse Debt.

         (c) CENTENNIAL GUARANTY. Upon the acquisition by TE Products of a one-third interest in the Centennial Pipeline Project, Debt arising under the Centennial Guaranty.

         (d) ADDITIONAL DEBT. Additional Debt not described in clauses (a) through (c) above incurred by the Guarantors in an aggregate principal amount not to exceed $25,000,000.

         (e) EXISTING DEBT. The Debt described on Schedule 7.12, together with all renewals, extensions, amendments, modifications and refinancings of (but not any principal increases to) any of such Debt.

         SECTION 9.2. PREPAYMENTS.

         The Borrower will not, and will not cause or permit any other Company, other than an Excluded Subsidiary, to, prepay or redeem or cause to be prepaid or redeemed any principal of, or any interest on, any of its Debt except (a) the Obligations and (b) any of its other Debt if (i) no Event of Default or Potential Default has occurred and is continuing immediately before, or will occur as a result of (or otherwise will occur immediately after), the prepayment or redemption, and (ii) in respect of any prepayment or redemption of the Senior Notes, the Borrower concurrently prepays to the Lenders Borrowings (and/or cash collateralizes LC Outstandings) in a principal amount that is in the same proportion to the total Outstanding Credits immediately before such prepayment as the amount of principal of the Senior Notes then being prepaid or redeemed bears to the total principal amount of the Senior Notes immediately before such prepayment or redemption in accordance with Section 3.2(c)(iv).

         SECTION 9.3. LIENS.

         The Borrower will not, and will not cause or permit any other Company:
(a) to create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) to enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets except (i) the Credit Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease and (iii) arrangements and agreements that apply only to property subject to Permitted Liens. The following are "PERMITTED LIENS":

         (a) EXISTING LIENS. The Liens existing on the date of this Agreement and described on Schedule 7.13 and any renewal, extension, amendment or modification of any of such Lien, provided that the total principal amount secured by any such Lien never exceeds the total principal amount secured by such Lien on the date of this Agreement.

         (b) THIS TRANSACTION. Liens, if any, ever granted to the Administrative Agent in favor of the LC Issuing Bank and the Lenders to secure all of any part of the Obligations.

         (c) BONDS. Liens securing any industrial development, pollution control or similar revenue bonds that never exceed a total principal amount of $25,000,000.

         (d) FORECLOSED PROPERTIES. Liens existing on any property acquired by any Company in connection with the foreclosure or other exercise of its Lien on the property.

         (e) SETOFFS. Rights of set off or recoupment and banker's Liens, subject to any limitations imposed upon them in the Credit Documents.

         (f) INSURANCE. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

         (g) BIDS AND BONDS. Good faith pledges or deposits (i) for 10% or less of the amounts due under (and made to secure) any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), (ii) in respect of any operating lease, that are for up to but not more than the greater of either 10% of the total rental obligations for the term of the lease or 50% of the total rental obligations payable during the first year of the lease, or
(iii) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds benefiting any Company in the ordinary course of its business.

         (h) PERMITS. Conditions in any permit, license or order issued by a Governmental Authority for the ownership and operation of a pipeline that do not materially impair the ownership or operation of such pipeline.

         (i) PROPERTY RESTRICTIONS. Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects and similar encumbrances on, any Real Property or pipeline right-of-way that (i) do not materially impair the Company's use of the Real Property or pipeline right-of-way and (ii) are not violated by existing structures (including the pipeline) or current land use.

         (j) EMINENT DOMAIN. The Right reserved to, or vested in, any Governmental Authority (or granted by a Governmental Authority to another Person) by the terms of any Right, franchise, grant, license, permit or Legal Requirements to purchase or recapture, or to designate a purchaser of, any property.

         (k) INCHOATE LIENS. If no Lien has been filed in any jurisdiction or agreed to, (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord 's Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable.

         (l) PERMITTED NON-RECOURSE DEBT. Liens securing obligations in respect of Permitted Non-Recourse Debt of any Subsidiary of the Borrower.

         (m) MISCELLANEOUS. Any of the following to the extent that the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution has not issued or continues to be stayed, and they do not individually or collectively detract materially from the value of the property of the Company in question or materially impair the use of that property in the operation of its business: (i) claims and Liens for Taxes; (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar Liens; (iv) Liens incident to construction and maintenance of real property; and (v) adverse judgments, attachments or orders on appeal for the payment of money.

         SECTION 9.4. EMPLOYEE PLANS.

         Except as disclosed on Schedule 7.11 or where not a Material Adverse Event, the Borrower will not, and will not cause or permit any other Company to, permit any of the events or circumstances described in Section 7.11 to exist or occur.

         SECTION 9.5. TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not cause or permit any other Company to, enter into any material transaction with any of its Affiliates except (a) those described on Schedule 7.15, (b) transactions between the Borrower and a Guarantor, (c) transactions permitted under Section 9.1 or 9.7, (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (e) compensation arrangements in the ordinary course of business with directors and officers of the Companies.

         SECTION 9.6. COMPLIANCE WITH LEGAL REQUIREMENTS AND DOCUMENTS.

         The Borrower will not, and will not cause or permit any other Company to: (a) violate the provisions of any Legal Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations of Legal Requirements or other material agreements, would be a Material Adverse Event, (b) violate in any material respect any provision of its Constituent Documents, or (c) repeal, replace or amend any provision of its Constituent Documents if that action would be a Material Adverse Event.

         SECTION 9.7. DISTRIBUTIONS.

         The Borrower will not, and will not cause or permit any other Company to declare, make or pay any Distribution other than (a) Distributions from any Subsidiary of the Borrower to the Borrower and the other owners (if any) of Equity Interests in such Subsidiary, and (b) Distributions by the Borrower that
(i) will not violate its Constituent Documents and (ii) do not exceed "Available Cash" as defined in the Borrower's Agreement of Limited Partnership, in each case, so long as no Event of Default or Potential Default has occurred and is continuing or will occur as a result of such Distribution.

         SECTION 9.8. DISPOSITION OF ASSETS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, sell, assign, lease, transfer or otherwise dispose of any of its assets (including equity interests in any other Company) other than (a) pursuant to the Aerie Leases, (b) dispositions in the ordinary course of business for a fair and adequate consideration, (c) dispositions to any other Company that is a Guarantor, (d) dispositions to any Excluded Subsidiary in connection with a transaction involving the issuance by such Excluded Subsidiary of Permitted Non-Recourse Debt for the purposes described in clause (ii) of the definition of "Permitted Non-Recourse Debt", (e) dispositions of assets that are obsolete or are no longer in use and are not significant to the continuation of such Company's business and (f) any other disposition of assets, provided that the Borrower is in compliance with Section 3.2(c), if applicable, with respect to such disposition of assets.

         SECTION 9.9. MERGERS, CONSOLIDATIONS AND DISSOLUTIONS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, merge or consolidate with any other Person or dissolve, except (a) so long as no Event of Default or Potential Default has occurred and is continuing or will occur as a result of such transaction, any merger or consolidation involving one or more Companies (so long as, if the Borrower is involved, it is the survivor), and (b) dissolution of any Company (other than the Borrower) if substantially all of its assets have been conveyed to any Company or disposed of as permitted in Section 9.8.

         SECTION 9.10. AMENDMENT OF CONSTITUENT DOCUMENTS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, materially amend or modify its Constituent Documents.

         SECTION 9.11. ASSIGNMENT.

         The Borrower will not, and will not cause or permit any other Company to, assign or transfer any of its Rights, duties or obligations under any of the Credit Documents.

         SECTION 9.12. FISCAL YEAR AND ACCOUNTING METHODS.

         The Borrower will not, and will not cause or permit any other Company to, change its fiscal year for accounting purposes or any material aspect of its method of accounting except to conform any new Subsidiary's accounting methods to the Borrower's accounting methods.

         SECTION 9.13. NEW BUSINESS.

         The Borrower will not, and will not cause or permit any other Company to, engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

         SECTION 9.14. GOVERNMENT REGULATIONS.

         The Borrower will not, and will not cause or permit any other Company to, conduct its business in a way that causes the Borrower or such Company to become regulated under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         SECTION 9.15. SENIOR NOTES.

         The Borrower will not, and will not cause or permit any other Company to, (i) secure the obligations of any Company under the Senior Notes or the related Indentures relating to such Senior Notes, (ii) increase the principal amount of the Senior Notes, (iii) amend or modify any scheduled date of payment of principal under the Senior Notes or the related Indentures relating to such Senior Notes, or (iv) increase the stated rate of any interest applicable to the Senior Notes.

         SECTION 9.16. STRICT COMPLIANCE.

         The Borrower will not, and will not cause or permit any other Company to, do indirectly anything that it may not do directly under any covenant in any Credit Document.

         SECTION 9.17. RESTRICTIVE AGREEMENTS.

         The Borrower will not, and will not cause or permit any other Company to, enter into any agreement, contract, arrangement or other obligation if the effect of such agreement, contract, arrangement or other obligation is (a) to impose any restriction, other than in connection with the issuance by any Subsidiary of the Borrower of Permitted Non-Recourse Debt, on the ability of any such Subsidiary to make or declare Distributions to the holders of its Equity Interests that is more restrictive than the restrictions that are in effect on the date of this Agreement and disclosed on Schedule 7.20 or (b) to restrict the ability of any Company to create or maintain Liens on its assets in favor of the Administrative Agent, the LC Issuing Bank and the Lenders to secure, in whole or part, the Obligations, except with respect to (i) agreements, contracts, arrangements or other obligations of any Subsidiary of the Borrower acquired by the Borrower or any Subsidiary of the Borrower after the date hereof to the extent that such acquired Subsidiary was a party to such agreements, contracts, arrangements or other obligations prior to its acquisition by the Borrower or any Subsidiary of the Borrower and (ii) the issuance by any Subsidiary of the Borrower of Permitted Non-Recourse Debt.

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                                                                              48


                                   ARTICLE X
                               FINANCIAL COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent, the LC Issuing Bank and the Lenders that, without first obtaining the Required Lenders' consent to the contrary:

         SECTION 10.1. MINIMUM NET WORTH.

         As of the last day of each fiscal quarter of the Borrower, Consolidated Net Worth will not be less than the sum of (a) 80% of Consolidated Net Worth as of December 31, 2000, plus (b) 100% of the Net Cash Proceeds of all Equity Events occurring after December 31, 2000.

         SECTION 10.2. MAXIMUM FUNDED DEBT TO PRO FORMA EBITDA.

         As of the last day of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Debt to Pro Forma EBITDA for the period consisting of four consecutive fiscal quarters taken as a single accounting period and ending on such day will be less than 4.50 to 1.00.

         SECTION 10.3. FIXED CHARGE COVERAGE RATIO.

         As of the last day of each fiscal quarter of the Borrower, the ratio of
(a) EBITDA of the Borrower to (b) the sum of Interest Expense of the Borrower and Maintenance Capital Expenditures of the Borrower, in each case, (x) for the four consecutive fiscal quarters taken as a single accounting period and ending on such day and (y) excluding Interest Expense and Maintenance Capital Expenditures of any Excluded Subsidiary of the Borrower, will not be less than
1.75 to 1.00.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

         The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following:

         SECTION 11.1. PAYMENT OF OBLIGATIONS.

         The Borrower's failure or refusal to pay (a) principal of any Note on or before the date due or (b) any other part of the Obligations (including fees due under the Credit Documents) on or before three Business Days after the date due.

         SECTION 11.2. COVENANTS.

         Any Company's failure or refusal to punctually and properly perform, observe and comply with any covenant (other than covenants to pay the Obligations) applicable to it:

         (a) In Article 9 or 10; or

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                                                                              49


         (b) In Section 8.1, and such failure or refusal continues for ten days after the earlier of (i) any Company's obtaining knowledge of such failure or refusal and (ii) any Company's being notified of such failure or refusal by the Administrative Agent, the LC Issuing Bank or any Lender; or

         (c) In any other provision of any Credit Document, and that failure or refusal continues for 30 days after the earlier of (i) any Company's obtaining knowledge of such failure or refusal and (ii) any Company's being notified of such failure or refusal by the Administrative Agent, the LC Issuing Bank or any Lender.

         SECTION 11.3. DEBTOR RELIEF.

         The Borrower or any Significant Subsidiary (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to or acquiesces in the benefit of any Debtor Law, or (d) becomes a party to or is made the subject of any proceeding (except as a creditor or claimant) provided for by any Debtor Law (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         SECTION 11.4. JUDGMENTS AND ATTACHMENTS.

         Where the amounts in controversy or of any judgments, as the case may be, exceed (from and after the date hereof and individually or collectively) $25,000,000 for the Borrower or TE Products or $1,000,000 for any other Company, and such Person fails (a) to have discharged, within 60 days after its commencement, any attachment, sequestration or similar proceeding against any of its assets or (b) to pay any money judgment against it within ten days before the date on which any of its assets may be lawfully sold to satisfy that judgment.

         SECTION 11.5. GOVERNMENT ACTION.

         Either (a) a final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) seeking to cause any Company (other than any Excluded Subsidiary) to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry or similar Legal Requirements, or (b) any Governmental Authority condemns, seizes or otherwise appropriates or takes custody or control of all or any substantial portion of any Company's (other than any Excluded Subsidiary) assets and, in either case, such event constitutes a Material Adverse Event.

         SECTION 11.6. MISREPRESENTATION.

         Any representation or warranty made by any Company in any Credit Document at any time proves to have been materially incorrect when made.

         SECTION 11.7. CHANGE OF CONTROL.

         Any one or more of the following occurs or exists: (a) the Borrower ceases to own (i) at least 99.999% of the limited partner interests in TE Products, TCTM or Midstream; or (ii) directly or indirectly, 100% of the ownership interests of TEPPCO GP; or (b) Texas Eastern ceases to be the sole general partner of the Borrower; or (c) TEPPCO GP ceases to be the sole general partner of TE Products, TCTM or Midstream; or (d) TEPPCO GP and Midstream cease to be the sole general partners of Jonah Gas; or (e) Duke Energy Field Services, LLC ceases to own, directly or indirectly, 100% of the ownership interests of Texas Eastern.

         SECTION 11.8. OTHER DEBT.

         In respect of the Senior Notes or any other Debt owed by any Company (other than the Obligations) individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due (inclusive of any grace, extension, forbearance or similar period), or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Debt to cause (whether or not it elects to cause) any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

         SECTION 11.9. FINA/BASF CONTRACTS.

         Any default or other condition or event shall occur and be continuing under any FINA/BASF Contract that constitutes a Material Adverse Event.

         SECTION 11.10. VALIDITY AND ENFORCEABILITY.

         Once executed, this Agreement, any Note or Guaranty ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under Section 14.8 below may otherwise agree in writing.

         SECTION 11.11. HEDGING AGREEMENTS.

         In respect of any obligation under any Hedging Agreement entered into by any Company individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due (inclusive of any grace, extension, forbearance or similar period), the effect of which is to cause (whether or not it elects to cause) any of the obligations under such Hedging Agreement to become due before its stated payment date, or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause (whether or not it elects to cause) any of the obligations under such Hedging Agreement to become due before its stated payment date or (c) any such obligation is declared to be due and payable or required to be prepaid by any Company before its stated payment date.

                                  ARTICLE XII
                               RIGHTS AND REMEDIES

         SECTION 12.1. REMEDIES UPON EVENT OF DEFAULT.

         (a) DEBTOR RELIEF. Upon the occurrence of an Event of Default under
Section 11.3, the Commitments and the obligation of the LC Issuing Bank to issue Letters of Credit shall automatically terminate, and the entire outstanding principal amount of the Borrowings and all other accrued and unpaid portions of the Obligations shall automatically become due and payable without any action of any kind whatsoever.

         (b) OTHER EVENTS OF DEFAULT. If any Event of Default has occurred and is continuing, subject to the terms of Section 13.5(b), the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower, do any one or more of the following: (i) If the maturity of the Obligations has not already been accelerated under Section 12.1(a), declare the outstanding principal amount of the Borrowings and all other accrued and unpaid portion of the Obligations immediately due and payable, whereupon they shall be due and payable; (ii) terminate the Commitments and the obligation of the LC Issuing Bank to issue Letters of Credit; (iii) reduce any claim to judgment and (iv) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Legal Requirements, or in equity.

         (c) CASH COLLATERAL ACCOUNT. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article XII shall affect (i) the obligation of the LC Issuing Bank to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that if an Event of Default has occurred and is continuing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the "CASH COLLATERAL ACCOUNT") described below equal to the LC Outstandings on such date. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by SunTrust for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent, in its sole discretion. The Borrower hereby grants to the Administrative Agent for the benefit of the LC Issuing Bank and the Lenders a Lien in and hereby assigns to the Administrative Agent for the benefit of LC Issuing Bank and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may apply the amounts then on deposit in the Cash Collateral Account, in such priority as specified in Section 3.11, toward the payment in full of any of the Obligations as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to the Borrower any cash then in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

         (d) In addition, if at any time the Borrower is required to make a prepayment under Section 3.2(c), no Borrowings are outstanding, the Borrower shall deposit in the Cash Collateral Account an amount equal to the LC Outstandings on such date. If, at any time no Event of Default has occurred and is continuing and the cash on deposit in the Cash Collateral Account shall exceed the LC Outstandings, then the Administrative Agent will repay and reassign to the Borrower cash in an amount equal to such excess, and the Lien of the Administrative Agent on such cash shall automatically terminate.

         (e) OFFSET. If an Event of Default has occurred and is continuing, to the extent lawful, upon notice to the Borrower, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which the Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligations then matured and owed to that Lender.

         SECTION 12.2. COMPANY WAIVERS.

         To the extent lawful, the Borrower waives all other presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment and agrees that its liability with respect to all or any part of the Obligations is not affected by any renewal or extension in the time of payment of all or any part of the Obligations, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligations.

         SECTION 12.3. NOT IN CONTROL.

         Nothing in any Credit Documents gives or may be deemed to give to the Administrative Agent, the LC Issuing Bank or any Lender the Right to exercise control over any Company's Real Property, other assets, affairs or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Credit Document is included for credit documentation purposes only and does not imply or be deemed to mean that the Administrative Agent, the LC Issuing Bank or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect the Companies to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws. The Administrative Agent's, the LC Issuing Bank's and the Lenders' power is limited to the Rights provided in the Credit Documents. All of those Rights exist solely (and may be exercised in manner calculated by the Administrative Agent, the LC Issuing Bank or the Lenders in their respective good faith business judgment) to assure payment and performance of the Obligations.

         SECTION 12.4. COURSE OF DEALING.

         The acceptance by the Administrative Agent, the LC Issuing Bank or the Lenders of any partial payment on the Obligations is not a waiver of any Event of Default then existing. No waiver by the Administrative Agent, the LC Issuing Bank, the Required Lenders or the Lenders of any Event of Default is a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Administrative Agent, the LC Issuing Bank, the Required Lenders or the Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

         SECTION 12.5. CUMULATIVE RIGHTS.

         All Rights available to the Administrative Agent, the LC Issuing Bank, the Required Lenders and the Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to the Administrative Agent, the LC Issuing Bank, the Required Lenders and the Lenders at law or in equity, whether or not the Obligations are due and payable and whether or not the Administrative Agent, the LC Issuing Bank, the Required Lenders or the Lenders have instituted any suit for collection, foreclosure or other action in connection with the Credit Documents.

         SECTION 12.6. APPLICATION OF PROCEEDS.

         Any and all proceeds ever received by the Administrative Agent or the Lenders from the exercise of any Rights pertaining to the Obligations shall be applied to the Obligations according to Section 3.11.

         SECTION 12.7. EXPENDITURES BY LENDERS.

         Any costs and reasonable expenses spent or incurred by the Administrative Agent, the LC Issuing Bank or any Lender in the exercise of any Right under any Credit Document shall be payable by the Borrower to the Administrative Agent within ten Business Days after such Person made demand for payment of such amount from Borrower, accompanied by copies of supporting invoices or statements (if any), shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid.

         SECTION 12.8. LIMITATION OF LIABILITY.

         Neither the Administrative Agent, the LC Issuing Bank nor any Lender shall be liable to any Company for any amounts representing indirect, special or consequential damages suffered by any Company, except where such amounts are based substantially on willful misconduct by the Administrative Agent, the LC Issuing Bank or such Lender, but then only to the extent any damages resulting from such willful misconduct are covered by the Administrative Agent's or that the Lender's fidelity bond or other insurance.

                                  ARTICLE XIII
                        ADMINISTRATIVE AGENT AND LENDERS

         SECTION 13.1. THE ADMINISTRATIVE AGENT.

         (a) APPOINTMENT. Each of the LC Issuing Bank and each Lender appoints the Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this Section 13.1) as its nominee and agent to act in its name and on its behalf (and the Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to the Borrower under the Credit Documents;
(iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of the Cash Collateral Account and any other collateral for the benefit of the Lenders and the LC Issuing Bank (at any time an Event of Default or Potential Default has occurred and is continuing);
(vi) to promptly distribute to it all material information, requests, documents and items received from any Company under the Credit Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon or otherwise) in accordance with the terms of the Credit Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from it. The Administrative Agent, however, may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Legal Requirement.

         (b) SUCCESSOR. The Administrative Agent may, subject (at any time no Event of Default or Potential Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, assign all of its Rights and obligations as the Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. The Administrative Agent may also, upon 30 days' prior notice to the Borrower, voluntarily resign. If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns, then the Required Lenders shall (which, if no Event of Default or Potential Default has occurred and is continuing, is subject to the Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, upon 30 days prior notice to the Borrower, appoint a successor Administrative Agent, subject (at any time no Event of Default or Potential Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent shall be discharged from its duties and obligations as

Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning Administrative Agent or the successor Administrative Agent reasonably requests to reflect the change. After any Administrative Agent's resignation as the Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was the Administrative Agent under the Credit Documents.

         (c) RIGHTS AS LENDER. The Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as the Administrative Agent. The Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender, the LC Issuing Bank and the Borrower agree that the Administrative Agent is not a fiduciary for the Lenders, the LC Issuing Bank or the Borrower but is simply acting in the capacity described in this Agreement to alleviate administrative burdens for the Borrower, the LC Issuing Bank and the Lenders, that the Administrative Agent has no duties or responsibilities to the Lenders, the LC Issuing Bank or the Borrower except those expressly set forth in the Credit Documents, and that the Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

         (d) OTHER ACTIVITIES. The Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing or other financing transactions with the Borrower, act as trustee or depositary for the Borrower or otherwise be engaged in other transactions with the Borrower (collectively, the "other activities") not the subject of the Credit Documents. Without limiting the Rights of the Lenders or the LC Issuing Bank specifically set forth in the Credit Documents, neither the Administrative Agent, the LC Issuing Bank nor any Lender is responsible to account to the other Lenders or the LC Issuing Bank for those other activities, and neither any Lender nor the LC Issuing Bank shall have any interest in any other Lender's or the LC Issuing Bank's activities, any present or future guaranties by or for the account of the Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by the Administrative Agent, the LC Issuing Bank or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities or any property now or hereafter in the Administrative Agent's or any other Lender's possession or control that may be or become security for the obligations of the Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by the Administrative Agent, the LC Issuing Bank or any Lender to reduce the Obligations, then each of the LC Issuing Bank and each Lender is entitled to share in the application as provided in the Credit Documents).

         SECTION 13.2. EXPENSES.

         Each Lender shall pay its Commitment Percentage of any reasonable expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by the Administrative Agent or in connection with any of the Credit Documents if the Administrative Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to the

Administrative Agent if the Administrative Agent is subsequently reimbursed from other sources.

         SECTION 13.3. PROPORTIONATE ABSORPTION OF LOSSES.

         Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligations are concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligations (except to the extent unilateral actions or inactions by any Lender result in the Borrower or any other obligor on the Obligations having any credit, allowance, setoff, defense or counterclaim solely with respect to all or any part of that Lender's part of the Obligations).

         SECTION 13.4. DELEGATION OF DUTIES; RELIANCE.

         The Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through the Administrative Agent, and the Lenders, the LC Issuing Bank and the Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. The Administrative Agent, the LC Issuing Bank, the Lenders and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Administrative Agent, the LC Issuing Bank or that Lender (but nothing in this clause (a) permits the Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligations for all purposes until written notice of the assignment or transfer is given to and received by the Administrative Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender's portion of the Obligations until that notice is given and received),
(c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of the Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or the Administrative Agent has been notified by a Lender, the LC Issuing Bank or the Borrower, and (d) are entitled to consult with legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants or experts.

         SECTION 13.5. LIMITATION OF THE ADMINISTRATIVE AGENT'S LIABILITY.

         (a) EXCULPATION. Neither the Administrative Agent nor any of its Affiliates or Representatives will be liable to the LC Issuing Bank or any Lender for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for gross negligence or willful misconduct), and neither the Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender or the LC Issuing Bank by virtue of the Credit

Documents (but nothing in this Agreement negates the obligation of the Administrative Agent to account for funds received by it for the account of any Lender).

         (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability and expense, the Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If the Administrative Agent requests instructions from the Lenders, the LC Issuing Bank or the Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, the Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, neither the LC Issuing Bank nor any Lender has any right of action against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

         (c) RELIANCE. The Administrative Agent is not responsible to the LC Issuing Bank or any Lender or any Participant for, and each of the LC Issuing Bank and each Lender represents and warrants that it has not relied upon the Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to the LC Issuing Bank or such Lender, as the case may be,
(ii) the effectiveness, enforceability, genuineness, validity or the due execution of any Credit Document, (iii) any representation, warranty, document, certificate, report or statement made therein or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligations or the existence, priority or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants or conditions of any Credit Document on the part of the General Partner or any Company. EACH LENDER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT BY THE LENDERS FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         SECTION 13.6. EVENT OF DEFAULT.

         If an Event of Default has occurred and is continuing, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of the Lenders. The Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the Required Lenders. In actions with respect to any Company's property, the Administrative Agent is acting for the ratable benefit of each Lender.

         SECTION 13.7. LIMITATION OF LIABILITY.

         No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither the Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         SECTION 13.8. OTHER AGENTS.

         SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., is named on the cover page as "Sole Lead Arranger" but does not, in such capacity, and nor do the entities listed as Co-Syndication Agents or Co-Documentation Agents, assume any responsibility or obligation under this Agreement for syndication, documentation, servicing, enforcement or collection of any part of the Obligations, nor any other duties, as agent for the LC Issuing Bank or the Lenders.

         SECTION 13.9. RELATIONSHIP OF LENDERS.

         The Credit Documents do not create a partnership or joint venture among the Administrative Agent, the LC Issuing Bank and the Lenders or among the Lenders.

         SECTION 13.10. BENEFITS OF AGREEMENT.

         None of the provisions of this Article XIII inure to the benefit of any Company or any other Person except the Administrative Agent, the LC Issuing Bank and the Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon or entitled to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent, the LC Issuing Bank or any Lender to comply with these provisions.

                                  ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.1. NONBUSINESS DAYS.

         Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next succeeding Business Day (but interest accrues on any payment until it is made). If, however, the payment concerns a LIBOR Rate Borrowing and if the next succeeding Business Day is in the next calendar month, then that payment must be made on the next preceding Business Day.

         SECTION 14.2. COMMUNICATIONS.

         Unless otherwise specified, any communication from one party to another under any Credit Document must be in writing (which may be by fax) to be effective and will be deemed to have been given (a) if by fax, when transmitted to the appropriate fax number (which, without affecting the date when deemed given, must be promptly confirmed by telephone) or (b) if by any other means, when actually delivered; provided, further, that any such communication to a Company from any Person that is not a Company shall be deemed made to that Company only if it is sent to the Borrower or, if other than the Borrower, to such Company in care of the Borrower. Until changed by notice under this Agreement, the address, fax number and telephone number for the Borrower, the LC Issuing Bank and the Administrative Agent are stated beside their respective signatures to this Agreement and for each Lender are stated beside its name on
Schedule 2.

         SECTION 14.3. FORM AND NUMBER.

         The form, substance and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to the Administrative Agent and the Borrower.

         SECTION 14.4. EXCEPTIONS.

         An exception to any Credit Document covenant or agreement does not permit violation of any other Credit Document covenant or agreement.

         SECTION 14.5. SURVIVAL.

         All Credit Document provisions survive all closings and are not affected by any investigation by any party.

         SECTION 14.6. GOVERNING LAW.

         Unless otherwise specified, each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York and the United States of America.

         SECTION 14.7. INVALID PROVISIONS.

         If any provision of a Credit Document is judicially determined to be unenforceable, then all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

         SECTION 14.8. AMENDMENTS, SUPPLEMENTS, WAIVERS, CONSENTS AND CONFLICTS.

         (a) ALL LENDERS. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by all the Lenders: (i) extends the due date for, decreases the amount or rate of calculation of or waives the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest of any of the Obligations or any fees payable ratably to the Lenders under the Credit Documents, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) changes the definition of "Commitment", "Commitment Percentage", "Default Percentage" or "Required Lenders", (iii) fully or partially releases or amends any Guaranty or cash collateral delivered pursuant to Section 12.1(c), except, in each case, as expressly provided by any Credit Document or as a result of a merger, consolidation or dissolution expressly permitted in the Credit Documents; (v) consents to any assignment by the Borrower under Section 14.10(a); or (vi) changes this clause (a) or any other matter specifically requiring the consent of all the Lenders under any Credit Document; provided further, that any amendment or supplement to, or waiver or consent under, any Credit Document that purports to increase or extend any part of any Lender's Commitment must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by such Lender. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such lender or the Administrative Agent, as the case may be.

         (b) THE ADMINISTRATIVE AGENT. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by the Administrative Agent: (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to the Administrative Agent under any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) increases the Administrative Agent's obligations beyond its agreements under any Credit Document; or (iii) changes this clause (b) or any other matter specifically requiring the consent of the Administrative Agent under any Credit Document.

         (c) THE LC ISSUING BANK. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be in writing executed by the Borrower and executed (or approved in writing, as the case may be) by the LC Issuing Bank: (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any reimbursement obligation or fees payable to the LC Issuing Bank under or in connection with any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) increases the LC Issuing Bank's obligations beyond its agreements under any Credit Document; or (iii) changes this clause (c) or any other matter specifically requiring the consent of the LC Issuing Bank under any Credit Document.

         (d) THE REQUIRED LENDERS. Except as specified above (i) the provisions of this Agreement may be amended and supplemented, and waivers and consents under it may be given, in writing executed by the Borrower, the Required Lenders and the Administrative Agent, if applicable, and otherwise supplemented only by documents delivered in accordance with the express terms of this Agreement, and
(ii) each other Credit Document may only be amended and supplemented, and waivers and consents under it may be given, in a writing executed by the parties to that Credit Document that is also executed or approved by the Required Lenders and the Administrative Agent, if applicable, and otherwise supplemented only by documents delivered in accordance with the express terms of that other Credit Document.

         (e) WAIVERS. No course of dealing or any failure or delay by the Administrative Agent, the LC Issuing Bank, any Lender or any of their respective Representatives with respect to exercising any Right of the Administrative Agent, the LC Issuing Bank or any Lender under any Credit Document operates as a waiver of that Right. A waiver must be in writing and signed by the parties otherwise required by this Section 14.8 to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

         (f) CONFLICTS. Although this Agreement and other Credit Documents may contain additional and different terms and provisions, any conflict or ambiguity between the express terms and provisions of this Agreement and express terms and provisions in any other Credit Document is controlled by the express terms and provisions of this Agreement.

         SECTION 14.9. COUNTERPARTS.

         Any Credit Document may be executed in a number of identical counterparts (including, at the Administrative Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Certain parties to this Agreement may execute multiple signature pages to this Agreement as well as one or more complete counterparts of it, and the Borrower, the LC Issuing Bank and the Administrative Agent are authorized to execute, where applicable, those separate signature pages and insert them, along with signature pages of other parties to this Agreement, into one or more complete counterparts of this Agreement that contain signatures of all parties to it.

         SECTION 14.10. PARTIES.

         (a) PARTIES AND BENEFICIARIES. Each Credit Document binds and inures to the parties to it and each of their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this Agreement. No Company may assign or transfer any Rights or obligations under any Credit Document without first obtaining the consent of all the Lenders and the LC Issuing Bank, and any purported assignment or transfer without the consent of all the Lenders and the LC Issuing Bank is void.

         (b) RELATIONSHIP OF PARTIES. The relationship between (x) each of the LC Issuing Bank and each Lender and (y) each Company is that of creditor/secured party and obligor, respectively. Financial covenant and reporting provisions in the Credit Documents are intended solely for the benefit of each of the LC Issuing Bank and each Lender to protect its interest as a creditor/secured party. Nothing in the Credit Documents may be construed as (i) permitting or obligating the LC Issuing Bank or any Lender to act as a financial or business advisor or consultant to any Company, (ii) permitting or obligating the LC Issuing Bank or any Lender to control any Company or conduct its operations, (iii) creating any fiduciary obligation of the LC Issuing Bank or any Lender to any Company, or (iv) creating any joint venture, agency or other relationship between the parties except as expressly specified in the Credit Documents.

         (c) PARTICIPATIONS. Any Lender may (subject to the provisions of this section, in accordance with applicable Legal Requirement, in the ordinary course of its business, at any time, and with notice to the Borrower) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligations so long as the minimum amount of such participating interest is $5,000,000. The selling Lender remains a "Lender" under the Credit Documents, the Participant does not become a "Lender" under the Credit Documents, and the selling Lender's obligations under the Credit Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Borrowings for all purposes under the Credit Documents. The Borrower, the LC Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Credit Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Credit Documents except as provided in the except clause of the last sentence of this Section 14.10(c). Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Article 3 with respect to all participations in its part of the Obligations outstanding from time to time so long as the Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Article 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Credit Document except as to matters in Section 14.8(a)(i) and (ii).

         (d) ASSIGNMENTS. Each Lender may make assignments to any Federal Reserve Bank, provided that any related costs, fees and expenses incurred by such Lender in connection with such assignment or the re-assignment back to it free of any interests of the Federal Reserve Bank, shall be for the sole account of Lender. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Credit Documents so long as (i) the assignor Lender and Assignee execute and deliver to the Administrative Agent, the LC Issuing Bank and the Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required by the Borrower if an Event of Default has occurred and is continuing) an assignment and assumption agreement in substantially the form of Exhibit E (an "ASSIGNMENT") and pay to the Administrative Agent a processing fee of $1,000 (which payment obligation is the sole liability, joint and several, of that Lender and Assignee), (ii) the assignment must be for a minimum total Commitment of $5,000,000, and, if the assignor Lender retains any Commitment, it must be a minimum total Commitment of $10,000,000, and (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreed to by the Borrower and the Administrative Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to the Administrative Agent and the Borrower for acceptance. Once such Assignment is accepted by the Administrative Agent, the LC Issuing Bank and the Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (A) the Assignee automatically shall become a party to this Agreement and, to the extent provided in that Assignment, shall have the Rights and obligations of a Lender under the Credit Documents, (B) in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Credit Documents, the assignor Lender shall cease to be a party to the Credit Documents, (C) the Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this Agreement following the transfer, (D) upon delivery of the Notes under clause (C) the assignor Lender shall return to the Borrower all Notes previously delivered to that Lender under this Agreement, and (E) Schedule 2 shall be automatically amended to reflect the name, address, telecopy number and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and the Administrative Agent shall prepare and circulate to the Borrower, the LC Issuing Bank and the Lenders an amended Schedule 2 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Credit Documents (and the assignor Lender shall continue to be treated for all purposes as the party to the Credit Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in clauses (C) and (D) have occurred. The Obligation is registered on the books of the Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal of and interest on the Obligations may be made only in accordance with this Section.

         SECTION 14.11. VENUE, SERVICE OF PROCESS AND JURY TRIAL.

         THE BORROWER IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN NEW YORK, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATIONS BROUGHT IN ANY STATE COURT IN THE CITY OF NEW YORK, NEW YORK OR IN ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATIONS MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. THE BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT'S, THE LC ISSUING BANK'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE ADMINISTRATIVE AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT, THE LC ISSUING BANK AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of the applicable Credit Document. In connection with any Litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 14.12. NON-RECOURSE TO THE GENERAL PARTNER.

         Neither the General Partner nor any director, officer, employee, stockholder, member, manager or agent of the General Partner shall have any liability for any obligations of the Borrower or any other Company under this Agreement or any other Credit Document or for any claim based on, in respect of or by reason of, such obligations or their creation, including any liability based upon or arising by operation of law as a result of, the status or capacity of the General Partner as the "general partner" of the Borrower or any other Company. By executing this Agreement, the Administrative Agent, the LC Issuing Bank and each Lender expressly waives and releases all such liability.

         SECTION 14.13. CONFIDENTIALITY.

         The Administrative Agent, the LC Issuing Bank and each Lender agrees (on behalf of itself and each of its Affiliates, and its and each of their respective Representatives) to keep and maintain any non-public information supplied to it by or on behalf of any Company which is identified as being confidential and shall not use any such information for any purpose other than in connection with the administration or enforcement of this transaction. However, nothing herein shall limit the disclosure of any such information (a) to the extent required by Legal Requirement, (b) to counsel of the Administrative Agent, the LC Issuing Bank or any Lender in connection with the transactions provided for in this Agreement, (c) to bank examiners, auditors and accountants, or (d) any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first enters into a confidentiality agreement with the Administrative Agent or such Lender.

         SECTION 14.14. ENTIRETY.

         THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE BORROWER, THE LENDERS, THE LC ISSUING BANK AND THE

ADMINISTRATIVE AGENT WITH RESPECT TO SUBJECT MATTER SET FORTH THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first stated in this Credit Agreement.

TEPPCO Partners, L.P.                       TEPPCO PARTNERS, L.P., as Borrower
America Tower Bldg.
2929 Allen Parkway, Suite 3200              By TEXAS EASTERN PRODUCTS
Houston, TX  77019                             PIPELINE COMPANY, LLC, as
Attn:                                          General Partner

Phone:    713-759-3636
Fax: 713-759-3957                           By /s/ Charles H. Leonard
                                               -------------------------
                                               Charles H. Leonard
                                               Senior Vice President, Chief
                                               Financial Officer & Treasurer



SunTrust Bank                               SUNTRUST BANK, as Administrative
303 Peachtree Street, N.E., 10th Floor      Agent and Lender
Atlanta, GA  30308
Attn:                                       By /s/ Linda L. Stanley
                                               --------------------------
                                               Linda L. Stanley
Phone:                                         Director
Fax:

                                            UBS AG, STAMFORD BRANCH



                                            By /s/ Patricia O'Kicki
                                               ------------------------
                                               Patricia O'Kicki
                                               Director
                                               Banking Products Services





                                            By /s/ Wilfred V. Saint
                                               -----------------------
                                               Wilfred V. Saint
                                               Associate Director
                                               Banking Products Services, US

                                            THE BANK OF NOVA SCOTIA



                                            By /s/ Nadine Bell
                                               ----------------------
                                               Nadine Bell
                                               Senior Manager Loan Operations

                                            BANK ONE, NA



                                            By /s/ Thomas Okamoto
                                               ----------------------
                                               Thomas Okamoto
                                               Vice President

                                            FIRST UNION NATIONAL BANK



                                            By /s/ Russell Clingman
                                               ----------------------
                                               Russell Clingman
                                               Vice President

                                            THE BANK OF NEW YORK



                                            By /s/ Raymond J. Palmer
                                               -----------------------
                                               Raymond J. Palmer
                                               Vice President

                                            BNP PARIBAS



                                            By /s/ Joe Onischuk
                                               ----------------------
                                               Joe Onischuk
                                               Director

                                            By /s/ Greg Smothers
                                               ----------------------
                                               Greg Smothers
                                               Vice President

                                            CREDIT LYONNAIS NEW YORK BRANCH



                                            By /s/ Bernard Weymuller
                                               -------------------------
                                               Bernard Weymuller
                                               Senior Vice President

                                            ROYAL BANK OF CANADA



                                            By /s/ David A. McCluskey
                                               ------------------------
                                               David A. McCluskey
                                               Manager

                                            WESTDEUTSCHE LANDESBANK
                                            GIROZENTRALE, NEW YORK BRANCH



                                            By /s/ Sal Battinelli
                                               -----------------------
                                               Sal Battinelli
                                               Managing Director






                                            By /s/ Jeffrey S. Davidson
                                               --------------------------
                                               Jeffrey S. Davidson
                                               Associate Director

                                            THE ROYAL BANK OF SCOTLAND PLC



                                            By /s/ Patricia J. Dundee
                                               --------------------------
                                               Patricia J. Dundee
                                               Senior Vice President

                                            BANK OF AMERICA, NATIONAL
                                            ASSOCIATION



                                            By /s/ Ronald E. McKaig
                                               ------------------------
                                               Ronald E. McKaig
                                               Managing Director

                                            KBC BANK N.V.



                                            By /s/ Robert Snauffer
                                               -------------------------
                                               Robert Snauffer
                                               First Vice President





                                            By   /s/ Coralie van Wilder
                                                 ------------------------
                                                 Coralie van Wilder
                                                 Associate

                                            NATEXIS BANQUES POPULAIRES



                                            By /s/ Daniel Payer
                                               -----------------------
                                               Daniel Payer
                                               Vice President





                                            By /s/ Louis P. Laville, III
                                               ----------------------------
                                               Louis P. Laville, III
                                               Vice President and Group Manager

                                            BANK HAPOALIM B.M.



                                            By /s/ Laura Anne Raffa
                                               ----------------------------
                                               Laura Anne Raffa
                                               Senior Vice President & Corporate
                                               Manager

                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED



                                            By /s/ Koichi Hasegawa
                                               ----------------------------
                                               Koichi Hasegawa
                                               Senior Vice President and Deputy
                                               General Manager

                                            BANK OF COMMUNICATIONS, NEW YORK
                                            BRANCH



                                            By /s/ Li, De Cai
                                               ----------------------
                                               Li, De Cai
                                               General Manager



                                   SCHEDULE 2

                             LENDERS AND COMMITMENTS


LENDER                                                           COMMITMENT
UBS AG, Stamford Branch                                          50,000,000.00
677 Washington Boulevard
Stamford, CT 06901
Attn:    Dorothy L. McKinley
         Director
Phone:   203-719-3158
Fax:     203-719-3092

SunTrust Bank                                                    49,013,605.23
303 Peachtree St. N.E.
10th Floor
Atlanta, GA 30308
Attn:    John A. Fields, Jr.
         Managing Director
Phone:   404-724-3667
Fax:     404-827-6270

The Bank of Nova Scotia                                          45,680,272.10
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, GA 30308
Attn:    Trudy Robinson
         Director
Phone:   404-877-1541
Fax:     404-888-8998

LENDER                                                           COMMITMENT
Bank One, NA                                                     45,680,272.10
Mail Code IL1-0362
1 Bank One Plaza
Chicago, IL 60670
Attn:    Joseph Giampetroni
         Vice President
Phone:   312-732-1489
Fax:     312-732-3055

First Union National Bank                                        45,680,272.10
1001 Fannin Street, Suite 2255
Houston, TX 77002-6709
Attn:    Russell T. Clingman
         Vice President, Energy Investment Banking
Phone:   713-346-2716
Fax:     713-650-1071

The Bank of New York                                             34,965,986.39
Oil & Gas Division
One Wall Street
New York, NY 10286
Attn:    Peter W. Keller
         Vice President
Phone:   212-635-7861
Fax:     212-635-7923

BNP Paribas                                                      34,965,986.39
1200 Smith Street, Suite 3100
Houston, TX 77002
Attn:    Leah E. Hughes
         Assistant Vice President
Phone:   713-982-1126
Fax:     713-659-5305

Credit Lyonnais New York Branch                                  34,965,986.39
1301 Avenue of the Americas
New York, NY 10019-6022
Attn:    Philippe Soustra
         Executive Vice President
Phone:   212-261-7000
Fax:     212-459-3170

LENDER                                                           COMMITMENT
Royal Bank of Canada                                             34,965,986.39
(Royal Bank Financial Group)
Global Bank - Debt Products
2800 Post Oak Blvd.
Houston, TX 77056
Attn:    David McCluskey
         Manager
Phone:   713-403-5666
Fax:     713-403-5624

Westdeutsche Landesbank Girozentrale, New York Branch            28,571,428.57
1211 Avenue of the Americas
New York, NY 10036
Attn:    Duncan M. Robertson
         Director, Credit Department
Phone: 212-852-6107
Fax:     212-852-6148

The Royal Bank of Scotland plc                                   27,823,129.25
New York Branch
65 East 55th Street, 21st Floor
New York, NY 10022
Attn:    Sheila Shaw
Phone:   212-401-1406
Fax:     212-401-1494

Bank of America, National Association                            17,108,843.53
Energy & Power - Houston
333 Clay Street, Suite 4550
Houston, TX 77002
Attn:    Mike Dillon
         Managing Director
Phone:   713-651-4903
Fax:     713-651-4904

KBC Bank N.V.                                                    17,108,843.53
New York Branch
125 West 55th Street
New York, NY 10019
Attn:    Patrick A. Janssens
         Vice President
Phone:   212-541-0714
         212-541-0784

LENDER                                                           COMMITMENT
Natexis Banque Populaires                                        10,714,286.00
333 Clay Street, Suite 4340
Houston, Texas 77002
Attn:    Parker Laville
         Vice President and Group Manager
Phone: 713-759-9401
Fax:     713-759-9908

Bank Hapoalim B.M.                                                9,965,986.39
1177 Avenue of the Americas
New York, NY 10036
Attn:    Helen Gateson
         Assistant Vice President
Phone:   212-782-2161
Fax:     212-782-2382

The Industrial Bank of Japan, Limited                             9,965,986.39
1251 Avenue of the Americas
New York, NY 10020
Attn:    Kris Ranganathan
         Vice President
Phone:   212-282-3419
Fax:     212-282-4488

Bank of Communications, New York Branch                           2,823,129.25
One Exchange Plaza
55 Broadway, 31st Floor
New York, NY 10006
Attn:    Anders Lai
         Senior Vice President & Senior Manager
Phone:   212-376-8030 ext. 120
Fax: 212-376-8089

TOTAL COMMITMENTS                                              $500,000,000.00

                                   SCHEDULE 5

                                CLOSING DOCUMENTS

    Unless otherwise specified, all documents are dated either March __, 2002 (the "CLOSING DATE"), or a date no earlier than 30 days before the Closing
                            Date (a "CURRENT DATE").


1. AMENDED AND RESTATED CREDIT AGREEMENT (the "CREDIT AGREEMENT"), dated as of March __, 2002, among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), certain Lenders and SUNTRUST BANK, as the Administrative Agent and the LC Issuing Bank (the defined terms in which have the same meanings when used in this schedule), accompanied by:

                        Schedule 2        -        Lenders and Commitments
                        Schedule 5        -        Closing Documents
                        Schedule 7.2      -        List of Companies and
                                                     Significant Subsidiaries
                        Schedule 7.8      -        Litigation
                        Schedule 7.10     -        Environmental Matters
                        Schedule 7.11     -        Employee Plan Matters
                        Schedule 7.12     -        Existing Debt
                        Schedule 7.13     -        Existing Liens
                        Schedule 7.15     -        Affiliate Transactions
                        Schedule 7.20     -        Restrictions on Distributions
                        Exhibit A         -        Form of  Note
                        Exhibit B         -        Form of Guaranty
                        Exhibit C-1       -        Form of Borrowing Request
                        Exhibit C-2       -        Form of Notice of Conversion
                        Exhibit C-3       -        Form of Request for Issuance
                        Exhibit C-4       -        Form of Compliance
                                                     Certificate (Borrower)
                        Exhibit D         -        Form of Opinion of Counsel
                        Exhibit E         -        Form of Assignment and
                                                     Assumption Agreement

2. NOTES, dated the Closing Date, executed by the Borrower, substantially in the form of Exhibit A to the Credit Agreement, one payable to each Lender in the amount stated beside its name below:

         LENDER               AMOUNT
         ------               ------
UBS AG, Stamford Branch    50,000,000.00
SunTrust Bank              49,013,605.23
The Bank of Nova Scotia    45,680,272.10
Bank One, NA               45,680,272.10
First Union National Bank  45,680,272.10
The Bank of New York       34,965,986.39
BNP Paribas                34,965,986.39
Credit Lyonnais New York   34,965,986.39
Branch
Royal Bank of Canada       34,965,986.39
Westdeutsche Landesbank    28,571,428.57
Girozentrale, New York
Branch
The Royal Bank of          27,823,129.25
Scotland plc
Bank of America,           17,108,843.53
National Association
KBC Bank N.V.              17,108,843.53

         LENDER               AMOUNT
         ------               ------
Natexis Banques            10,714,286.00
Populaires
Bank Hapoalim B.M.          9,965,986.39
The Industrial Bank of      9,965,986.39
Japan, Limited
Bank of Communications,     2,823,129.25
New York Branch

3. GUARANTY, executed by each of TCTM, TE Products, Midstream and Jonah Gas, each dated as of the Closing Date, each in substantially the form of EXHIBIT B to the Credit Agreement.

4. COMPLIANCE CERTIFICATE, dated and prepared as of the initial Extension of Credit (the "FUNDING DATE"), executed by a Responsible Officer on behalf of the Borrower in substantially the form of Exhibit C-4 to the Credit Agreement.

5. INSURANCE POLICIES OR BINDERS dated as of Current Dates and reflecting the insurance coverage required by Section 8.9 of the Credit Agreement.

6. COMPLETION OF DUE DILIGENCE satisfactory to the Administrative Agent as to the absence of any Liens not otherwise permitted by Section 9.3 of the Credit Agreement.

7. PAYMENT OF ALL FEES payable to the Administrative Agent, its Affiliates, the LC Issuing Bank and the Lenders pursuant to Section 4 of the Credit Agreement and each Credit Document, on or before the Funding Date.

8. PAYMENT OF LEGAL FEES and expenses incurred by counsel to Administrative Agent through the Funding Date.

9. CONSTITUENT DOCUMENTS of the Borrower and each Guarantor as of the Closing Date certified by a Responsible Officer of the Borrower.

10. CERTIFICATES OF APPROPRIATE GOVERNMENTAL AUTHORITIES of the following jurisdictions, dated as of Current Dates, with respect to the existence, authority to transact business and good standing of the following Persons:

PERSON            JURISDICTION(s)   DATE
------            ---------------   ----
TCTM              Delaware        3/15/02
                  Texas           3/26/02
Midstream         Colorado        3/01/02
                  Delaware        3/15/02
                  Texas           3/26/02
                  Wyoming         3/26/02

PERSON            JURISDICTION(s)  DATE
------            ---------------  ----
TE Products       Arkansas       3/26/02
                  Delaware       3/15/02
                  Illinois       3/26/02
                  Indiana        3/26/02
                  Kentucky       3/26/02
                  Louisiana      3/25/02
                  Missouri       3/26/02
                  New York       3/25/02
                  Ohio           3/37/02
                  Pennsylvania   3/26/02
                  Rhode Island   3/27/02
                  Texas          3/26/02
                  West Virginia  3/26/02
TEPPCO GP         Arkansas       3/26/02
                  Delaware       3/15/02
                  Illinois       3/26/02
                  Indiana        3/26/02
                  Kentucky       3/26/02
                  Louisiana      3/25/02
                  Missouri       3/26/02
                  New York       3/27/02
                  Pennsylvania   3/26/02
                  Rhode Island   3/27/02
                  Texas          3/26/02
                  West Virginia  3/26/02
                  Wyoming        3/26/02
Borrower          Delaware       3/15/02
                  Texas          3/26/02
Texas Eastern     Delaware       3/15/02

11. OFFICERS' CERTIFICATE dated as of the Closing Date, executed by the President or a Vice President and by the Secretary of an Assistant Secretary of Texas Eastern certifying (a) resolutions adopted by Texas Eastern's directors authorizing the executing and delivery of the Credit Documents on behalf of Texas Eastern and the Borrower, as the case may be, (b) each FINA/BASF

         Contract is in full force and effect and has not been amended, and (c) the incumbency and signatures of officers of Texas Eastern authorized to execute and deliver any Credit Document.

                Annex A  -   Resolutions of Texas Eastern's's Directors
                Annex B  -   Certificate of Formation of Texas Eastern
                Annex C  -   Limited Liability Company Agreement of Texas
                               Eastern
                Annex D  -   Agreement of Limited Partnership of the Borrower

12. OFFICERS' CERTIFICATE executed by the President or a Vice President and by the Secretary or an Assistant Secretary of TEPPCO GP certifying (a) resolutions adopted by TEPPCO GP's directors authorizing the executing and delivery of the Credit Documents on behalf of TEPPCO GP and each Guarantor, as the case may be, and (b) the incumbency and signatures of officers of TEPPCO GP authorized to execute and deliver any Credit Document.

                Annex A - Resolutions of TEPPCO GP's Directors
                Annex B - Certificate of Formation of TEPPCO GP
                Annex C - Agreement of Limited Partnership of each Guarantor

13. OPINION dated the Funding Date, of Fulbright & Jaworski L.L.P., as counsel to Texas Eastern, the Borrower, TEPPCO GP and the Guarantors, addressed to the Administrative Agent and the Lenders, and in substantially the form of Exhibit D to the Credit Agreement.

14.      COPIES of the Current Financials.

15. Such other documents and items as the Administrative Agent may reasonably request.

                                  SCHEDULE 7.2

                               COMPANIES AND NAMES


                                    QUALIFIED     OTHER NAMES      NAME CHANGE
                    JURISDICTION      TO DO         USED IN          IN LAST
        COMPANY     OF FORMATION     BUSINESS     PAST 5 YEARS      4 MONTHS          OWNED BY
        -------     ------------    ---------     ------------     -----------        --------


                                  SCHEDULE 7.8

                                   LITIGATION

                                  SCHEDULE 7.10

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 7.11

                              EMPLOYEE PLAN MATTERS

                                  SCHEDULE 7.12

                                  EXISTING DEBT

                                  SCHEDULE 7.13

                                 EXISTING LIENS

                                  SCHEDULE 7.15

                             AFFILIATE TRANSACTIONS

                                    EXHIBIT A

                                  FORM OF NOTE


$__________                                                               [Date]


         FOR VALUE RECEIVED, TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "MAKER"), promises to pay to the order of ______________________ (the "PAYEE"), the principal amount of $__________, together with interest on the unpaid amounts thereof from time to time outstanding.

         This note is a "Note" under the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT"), among the Maker, the Payee, certain other Lenders from time to time and SunTrust Bank, as the Administrative Agent for the Lenders and as the LC Issuing Bank. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

         This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity date for this note, which is the Stated Termination Date. Principal and interest are payable to the holder of this note by payment to the Administrative Agent at its offices at 303 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308 or at any other address of which the Administrative Agent may notify the Maker in writing.

         This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note including provisions for disbursement of principal, applicable interest rates before and after certain Events of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney's fees, courts costs and other costs of collection, certain waivers by the Maker and other obligors, assurances and security, choice of New York and United States federal law, usury savings and other matters applicable to Credit Documents under the Credit Agreement.

                                         TEPPCO PARTNERS, L.P., as the Maker

                                         By   TEXAS EASTERN PRODUCTS PIPELINE
                                              COMPANY, LLC, as General Partner


                                              By
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                                FORM OF GUARANTY


         THIS GUARANTY (this "GUARANTY") is executed as of [_______________], by [NAME OF GUARANTOR], a ________________ (the "GUARANTOR") and a subsidiary of TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), for the benefit of SUNTRUST BANK (in its capacity as the Administrative Agent for the lenders (the "LENDERS") now or in the future party to the Credit Agreement described below, the "ADMINISTRATIVE AGENT"), the LC Issuing Bank (as defined in the Credit Agreement) and the Lenders.

         The Borrower, the Administrative Agent, the LC Issuing Bank and the Lenders have executed the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended, amended or restated, the "CREDIT AGREEMENT"). The execution and delivery of this Guaranty are conditions precedent to the obligations of the Lenders and the LC Issuing Bank to make Extensions of Credit under the Credit Agreement. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty.

         ACCORDINGLY, for adequate and sufficient consideration, and in order to induce the Lenders and the LC Issuing Bank to make Extensions of Credit under the Credit Agreement, the Guarantor hereby agrees as follows:

         1. GUARANTY.

                  (a) The Guarantor hereby guarantees (jointly and severally with any other "Guarantor" under the Credit Agreement) to the Administrative Agent, the LC Issuing Bank and the Lenders (collectively, the "FINANCE PARTIES") the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and in manner specified under the Credit Documents, of all of the Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and not of their collectibility only and is in no way conditioned upon any other means of obtaining their payment. Should the Borrower default in the payment of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Finance Parties. The obligations of the Guarantor under this Guaranty (the "GUARANTOR OBLIGATIONS") are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other guarantor of the Obligations or whether the Borrower or any such guarantor is joined in any such action or actions.

                  (b) The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Finance Parties, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Finance Parties in connection with the enforcement of this Guaranty.

                  (c) The Guarantor hereby agrees to indemnify each Finance Party on demand against any loss or liability suffered by such Finance Party if any of the Obligations is or becomes, unenforceable, invalid or illegal.

         2. CUMULATIVE RIGHTS. If the Guarantor becomes liable for any indebtedness owing by the Borrower to any Finance Party, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of the Finance Parties under this Guaranty are cumulative of any and all other Rights that any Finance Party may ever have against the Guarantor. The exercise by Bank of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

         3. LIMITATION ON LIABILITY. Anything in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the fraudulent transfer laws (specifically excluding, however, any liabilities of the Guarantor
(i) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (ii) under any guaranty of senior unsecured indebtedness or Debt subordinated in right of payment of the Obligations, which guaranty shall contain a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the fraudulent transfer laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of the Guarantor pursuant to (A) applicable law or (B) any agreement providing for an equitable allocation among the Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

         4. SUBORDINATION. All principal of and interest on all indebtedness, liabilities and obligations of the Companies to the Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, now or in the future existing, due or to become due to the Guarantor, or held or to be held by the Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, is expressly subordinated to the full and final payment of the Guarantor Obligations (and the Guarantor agrees not to accept any payment of any Subordinated Debt from the Companies) during any period when any Event of Default or Potential Default has occurred and is continuing. If the Guarantor receives any payment of any Subordinated Debt in violation of the preceding subordination provision, then the Guarantor shall hold that payment in trust for the Finance Parties and promptly turn it over to the Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guarantor Obligations.

         5. SUBROGATION AND CONTRIBUTION. Until the Commitments have been terminated and the Guarantor Obligations have been fully paid and performed (a) the Guarantor may not assert, enforce or otherwise exercise any Right of subrogation to any of the Rights or Liens of any Finance Party or any other beneficiary against the Borrower or any other obligor on the Obligations or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against the Borrower or any other obligor on the Obligations or any guarantor thereof, (b) the Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law or otherwise), and (c) the Guarantor defers the benefit of, and any Right to participate in, any collateral or other security given to any Finance Party or to any other beneficiary to secure payment of any part of the Obligations.

         6. NO RELEASE. The Guarantor's obligations under this Guaranty shall not be released, diminished, or impaired by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for the Obligations; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing the Obligations;
(c) any full or partial release of the liability of any other obligor on the Obligations (other than as the result of payment on the Obligations); (d) the modification of, or waiver of compliance with, any terms of any other Credit Document; (e) any present or future insolvency, bankruptcy, or lack of corporate, partnership or limited liability company power of any other obligor at any time liable for the Obligations; (f) any renewal, extension or rearrangement of the Obligations or any adjustment, indulgence, forbearance or compromise that may be granted or given by any Finance Party to any other obligor on the Obligations; (g) any neglect, delay, omission, failure or refusal of any Finance Party to take or prosecute any action in connection with the Obligations; (h) any failure of any Finance Party to notify the Guarantor of any renewal, extension or assignment of any part of the Obligations, or the release of any security or of any other action taken or refrained from being taken by any Finance Party against the Borrower, or any new agreement among the Finance Parties and the Borrower, it being understood that no Finance Party is required to give the Guarantor notice of any kind under any circumstances whatsoever with respect to or in connection with any part of the Obligations, other than any notice specifically required to be given to the Guarantor by applicable Legal Requirements or elsewhere in this Guaranty; (i) the unenforceability of the Obligations against any other obligor because they exceed the amount permitted by applicable Legal Requirements, the act of creating the Obligations is ultra vires, the officers creating the Obligations exceeded their authority or violated their fiduciary duties in connection with the Obligations, or otherwise; or (j) any payment of any part of the Obligations to any Finance Party is held to constitute a preference under any Debtor Law or for any other reason any Finance Party is required to refund that payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to that payment).

         7. WAIVERS. The Guarantor waives (to the extent lawful and until full payment of the Guarantor Obligations) all defenses to the enforcement of this Guaranty (and Rights that may be asserted as defenses to the enforcement of this Guaranty) including, but not limited to (i) any Right to revoke this Guaranty with respect to future indebtedness arising under the Credit Agreement; (ii) any Right to require any Finance Party to do any of the following before the Guarantor is obligated to pay any part of the Guarantor Obligations or before any Finance Party may proceed against the Guarantor: (A) sue or exhaust remedies against the Borrower and other guarantors or obligors in respect of the Obligations, (B) sue on an accrued right of action in respect of the Obligations or bring any other action, exercise any other right or exhaust all other remedies, or (C) enforce rights against the Borrower's assets or the collateral pledged by the Borrower to secure any part of the Obligations; (iii) any right relating to the timing, manner or conduct of any Finance Party's enforcement of rights against the Borrower's assets or the collateral pledged by the Borrower to secure any part of the Obligations; (iv) if the Guarantor and the Borrower (or a third party) have each pledged assets to secure any part of the Obligations or the Guaranteed Obligations or the Guaranteed Obligations, any right to require any Finance Party to proceed first against the other collateral before proceeding against collateral pledged by the Guarantor; (v) notice that this Guaranty has been accepted by any Finance Party and notice of any indebtedness to which this Guaranty may apply; (vi) any right of the Guarantor to receive notice from any Finance Party of changes that affect the creditworthiness of the Borrower; and (vii) except for any notice specifically required by this Guaranty, presentation, presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any indebtedness, notice of intent to accelerate, notice of acceleration, notice of any suit or other action by any Finance Party against the Borrower, the Guarantor or any other Person and any notice to any party liable for the obligation that is the subject of the suit or action.

         8. CREDIT AGREEMENT PROVISIONS. The Guarantor acknowledges that (a) the Borrower has made certain representations and warranties in the Credit Agreement with respect to the Guarantor and confirms that each such representation and warranty is true and correct, with the same effect as set forth herein, and (b) the Borrower has made certain covenants and agreements in the Credit Agreement with respect to the Guarantor and agrees to promptly and properly comply with or be bound by each of them, with the same effect as if set forth herein.

         9. RELIANCE AND DUTY TO REMAIN INFORMED. The Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Documents and all other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. The Guarantor confirms that it has made its own independent investigation with respect to the Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by any Finance Party as to that creditworthiness. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and any circumstances affecting the Borrower's ability to perform under the Credit Documents to which it is a party or any collateral securing the Obligations.

         10. NO REDUCTION. Subject to Section 3 of this Guaranty, the Guarantor Obligations may not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of complete and final payment of the Guarantor Obligations) of the Borrower or any other obligor against any Finance Party or against payment of the Guarantor Obligations, whether that offset, claim or defense arises in connection with the Guarantor Obligations or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose and unconscionability.

         11. COMMUNICATIONS. For purposes of Section 14.2 of the Credit Agreement, the Guarantor's address and fax number are the same as the Borrower.

         12. AMENDMENTS, ETC. No amendment, waiver or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 14.8 of the Credit Agreement.

         13. ENTIRETY. THIS GUARANTY AND ANY OTHER CREDIT DOCUMENT TO WHICH THE GUARANTOR IS A PARTY REPRESENT THE FINAL AGREEMENT AMONG THE GUARANTOR, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE LC ISSUING BANK WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY AND ANY SUCH OTHER CREDIT DOCUMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         14. ADMINISTRATIVE AGENT AND THE LENDERS AND LC ISSUING BANK. The Administrative Agent may, without the joinder of any other Finance Party, exercise any Rights in any Finance Party's favor under or in connection with this Guaranty. The Administrative Agent's and other Finance Party's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless the Guarantor specifically joins it. Therefore neither the Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

         15. PARTIES. This Guaranty benefits the Finance Parties and their respective successors and permitted assigns and binds the Guarantor and their successors and assigns. Upon appointment of any successor Administrative Agent under, and pursuant to the terms of, the Credit Agreement, all of the Rights of the Administrative Agent under this Guaranty automatically vest in such successor Administrative Agent without any further act, deed, conveyance or other formality other than that appointment. The Rights of the Administrative Agent, the Lenders and the LC Issuing Bank under this Guaranty may be transferred with any permitted assignment of the Obligations. The Credit Agreement contains provisions governing assignments of the Obligations and of Rights and obligations under this Guaranty.

         16. VENUE, SERVICE OF PROCESS, AND JURY TRIAL. THE GUARANTOR, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN NEW YORK, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY AND THE GUARANTEED OBLIGATION BROUGHT IN THE DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN

CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. THE GUARANTOR ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO EACH FINANCE PARTY'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH FINANCE PARTY HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THE CREDIT AGREEMENT AND THAT EACH FINANCE PARTY WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this paragraph are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of this Guaranty. In connection with any Litigation, this Guaranty may be filed as a written consent to a trial by the court.

         17. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York and the United States of America.

         EXECUTED as of the date first stated in this Guaranty.

                                       [NAME OF GUARANTOR]


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:


         EXECUTED by the Administrative Agent solely in acknowledgment of Paragraph 15 above.

                                       SUNTRUST BANK, as Administrative Agent


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT C-1

                            FORM OF BORROWING REQUEST

AGENT:              SunTrust Bank                   DATE:            ,
                                                         ------------  -------

BORROWER:           TEPPCO PARTNERS, L.P.


--------------------------------------------------------------------------------


         This notice is delivered under Article 2 of the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended and amended, the "CREDIT AGREEMENT"), among the Borrower, the Administrative Agent, the LC Issuing Bank and certain lenders. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this request.

         The Borrower requests a Borrowing under the Credit Agreement as follows:

         Borrowing Date(1)
                                                                --------------
         Amount of Borrowing(2)                                 $
                                                                --------------
         Type of Borrower(3)
                                                                --------------
         LIBOR Rate Borrowing, the Interest Period(4)                   months
                                                                --------

         The Borrower certifies that on the date of this request and on the above Borrowing Date (after giving effect to the requested Borrowing) (a) all of the representations and warranties in the Credit Documents are and will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement), (b) no Material Adverse Event, Event of Default or Potential Default has or will have occurred and is or will be continuing, and (c) the amount of the Borrowing will not cause any of the limitations in Section 2.1 or 2.5 to be exceeded.

                                            TEPPCO PARTNERS, L.P., the Borrower

                                            By     TEXAS EASTERN PRODUCTS
                                                   PIPELINE COMPANY, LLC, as
                                                   General Partner

                                            By
                                               ------------------------------
                                               Name:
                                               (5)Title:


-----------------------
(1) Business Day of request for Base Rate Borrowing or at least second Business Day after request for LIBOR Rate Borrowing.

(2) Not less than $1,000,000 or a $100,000 greater multiple for a Base Rate Borrowing and not less than $10,000,000 or a $1,000,000 greater multiple for a LIBOR Rate Borrowing.

(3)  LIBOR Rate Borrowing or Base Rate Borrowing.

(4)  1, 2, 3 or 6 months.

(5)  Must be a Responsible Officer.

                                   EXHIBIT C-2

                          FORM OF NOTICE OF CONVERSION

AGENT:              SunTrust Bank                   DATE:               ,
                                                         ---------------  -----

BORROWER:           TEPPCO PARTNERS, L.P.


--------------------------------------------------------------------------------


         This notice is delivered under Section 3.10 of the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended and amended, the "CREDIT AGREEMENT"), among the Borrower, the Administrative Agent, the LC Issuing Bank and certain lenders. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this notice.

         The Borrower presently has a ________ (6) Borrowing (the "EXISTING BORROWING") in the amount of $___________, which, if a LIBOR Rate Borrowing, has an Interest Period of _____(7) ending on ________. On ___________ (the "CONVERSION DATE"), the Borrower shall partially pay, continue in full or part as the same Type of Borrowing, or convert in full or part to another Type of Borrowing and (if applicable) with the Interest Period(s) designated below [check applicable boxes]:

         [ ]       Amount to be paid, if any, $                    .
                                               --------------------

         [ ] Balance to be in the following Types of Borrowings with (if applicable) the following Interest Period(s):

       TYPE(1)                AMOUNT(2)               INTEREST PERIOD(3)
       -------                ---------               ------------------
                            $
       -------              -------------             ------------------
                            $
       -------              -------------             ------------------
                            $
       -------              -------------             ------------------
                            $
       -------              -------------             ------------------

         The Borrower certifies that on the date of this notice and on the Conversion Date (and after giving effect to the above actions) (a) all of the representations and warranties in the Credit Documents will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or expressly permitted by the Credit Agreement) and (b) no Material Adverse Event, Default or Potential Default has or will have occurred and is or will be continuing.


-------------------
(6)   Base Rate or LIBOR Rate.

(7)   1, 2, 3 or 6 months.

                                            TEPPCO PARTNERS, L.P., as Borrower

                                            By  TEXAS EASTERN PRODUCTS PIPELINE
                                                COMPANY, LLC, as General Partner

                                            By
                                               --------------------------------
                                               Name:
                                               (8)Title:



---------------
(8)        Must be a Responsible Officer.



                                     C-2-2

                                   EXHIBIT C-3

                          FORM OF REQUEST FOR ISSUANCE

AGENT:              SunTrust Bank                   DATE:              ,
                                                         -------------- -------

BORROWER:           TEPPCO PARTNERS, L.P.


--------------------------------------------------------------------------------


         This notice is delivered under Section 2.5(a) of the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended and amended, the "CREDIT AGREEMENT"), among the Borrower, the Administrative Agent, the LC Issuing Bank and certain lenders. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this request.

         The Borrower requests the [issuance][extension][modification] [amendment] of a Letter of Credit under the Credit Agreement as follows:

         Date of [issuance][extension][modification][amendment]
                                                                          ---------------------
         Stated amount                                                   $
                                                                          ---------------------
         Name and Address of the beneficiary
                                                                         ----------------------
         Drawing conditions
                            -------------------------------------------------------------------

                            -------------------------------------------------------------------

                            -------------------------------------------------------------------
         Stated Expiry Date
                                                                         ----------------------

         The Borrower certifies that on the date of this request and on the date of the Extension of Credit proposed above (after giving effect to the requested Extension of Credit) (a) all of the representations and warranties in the Credit Documents are and will be true and correct in all material respects (unless they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement), (b) no Material Adverse Event, Event of Default, or Potential Default has or will have occurred and is or will be continuing, and (c) the amount of the Letter of Credit will not cause any of the limitations in Section 2.1 or 2.5 to be exceeded.

                                            TEPPCO PARTNERS, L.P., as Borrower

                                            By   TEXAS EASTERN PRODUCTS PIPELINE
                                                 COMPANY, LLC, as General
                                                 Partner

                                            By
                                               --------------------------------
                                               Name:
                                               (9)Title:


------------------
(9)        Must be a Responsible Officer.

                                   EXHIBIT C-4

                         FORM OF COMPLIANCE CERTIFICATE

                                   (BORROWER)

     FOR THE FISCAL QUARTER/YEAR ENDED _____________ (the "SUBJECT PERIOD")


AGENT:   SunTrust Bank                                     DATE:       ,
                                                                -------  ------

BORROWER:           TEPPCO PARTNERS, L.P.


--------------------------------------------------------------------------------


         This notice is delivered under Section 8.1 of the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended and amended, the "CREDIT AGREEMENT"), among the Borrower, the Administrative Agent, the LC Issuing Bank and certain lenders. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this certificate.

         In my capacity as a Responsible Officer, and on behalf of the Borrower, I certify to the Administrative Agent, the LC Issuing Bank and each Lender on the date of this certificate that (a) I am a Responsible Officer, (b) the Borrower's Financial Statements attached to this certificate were prepared in accordance with GAAP and present fairly its consolidated and (if annual Financials) consolidating financial condition and results of operation as of, and for the fiscal quarter or year, as the case may be, ended on, the last day of the Subject Period, (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies performed and complied with all of their obligations under the Credit Documents, and, during the Subject Period, to my knowledge (i) the Companies performed, and complied with all of their obligations under the Credit Documents (except for the deviations, if any, described on a schedule attached to this certificate) in all material respects and (ii) no Event of Default (nor any Potential Default) has occurred which has not been cured or waived (except the Events of Default or Potential Defaults, if any, described on the schedule attached to this certificate), and (d) to my knowledge, the status of compliance by the Companies with Article 10 of the Credit Agreement at the end of the Subject Period is as described on the schedule attached to this certificate.


                                            By
                                               --------------------------------
                                               Name:
                                               (10)Title:

   [COMPLIANCE CERTIFICATE NOT EFFECTIVE WITHOUT COMPLETED SCHEDULE ATTACHED]


-----------------
(10)       Must be a Responsible Officer.

                       SCHEDULE TO COMPLIANCE CERTIFICATE

                        (For Fiscal Quarter/Year Ended )


         A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (c)(i) of the attached certificate. If none, so state.






         B. Describe Potential Defaults and Events of Default, if any, pursuant to clause (c)(ii) of the attached certificate. If none, so state.



         C. Reflect compliance with Article 10 at the end of the subject period on a consolidated basis pursuant to clause (d) of the attached certificate. The following table is a short-hand reflection of that compliance and must be completed fully in accordance with the express language of the Credit Agreement.

                                COVENANT                                           AT END OF SUBJECT PERIOD
                                --------                                           ------------------------
SECTION 10.1    MINIMUM CONSOLIDATED NET WORTH
a.              The Consolidated Net Worth of the Borrower as of the last day                  $
                of the subject period                                          -------------   --------------

b.              80% of the Consolidated Net Worth of the Borrower as of        $
                December 31, 2000                                              -------------   --------------

c.              100% of the Net Cash Proceeds of all Equity Events occurring   $
                after December 31, 2000                                        -------------   --------------

d.              MINIMUM --- Sum of Line (b) and Line (c)                                       $
                                                                               -------------   --------------

SECTION 10.2    MAXIMUM CONSOLIDATED FUNDED DEBT/PRO FORMA  EBITDA RATIO

a.              Consolidated Funded Debt as of the last day of subject period                  $
                                                                               -------------   --------------

b.              Pro Forma EBITDA for the four consecutive fiscal quarters      $
                ending with last day of subject period                         -------------   --------------

c.              Ratio of Line (a) to Line (b)                                                   _____ to 1.00
                                                                               -------------   --------------

d.              MAXIMUM --                                                                       4.50 to 1.00
                                                                               -------------   --------------

SECTION 10.3    FIXED CHARGE COVERAGE RATIO


                                      C-4-2

                                   COVENANT                                      AT END OF SUBJECT PERIOD
                                   --------                                      ------------------------
a.              EBITDA of the Borrower as of the last day of Subject Period                    $
                                                                                ------------   ------------

b.              Interest Expense for the four consecutive fiscal quarters
                ending with last day of Subject Period (excluding Interest
                Expense of Excluded Subsidiaries)                               $
                                                                                ------------   ------------

c.              Maintenance Capital Expenditures for the four consecutive
                fiscal quarters ending with last day of Subject Period
                (excluding Maintenance Capital Expenditures of Excluded
                Subsidiaries)                                                   $
                                                                                ------------   ------------

d.              Sum of Line (b) and Line (c)                                                   $
                                                                                ------------   ------------

e.              Ratio of Line (a) to Line (d)                                                   ___ to 1.00
                                                                                ------------   ------------
f.              Minimum                                                                        1.75 to 1.00
                                                                                ------------   ------------


                                      C-4-3

                                    EXHIBIT D

                               OPINION OF COUNSEL

                   [TO BE COMPLETED ONCE FORM IS AGREED UPON]

                                    EXHIBIT E

                              ASSIGNMENT AGREEMENT


         THIS AGREEMENT (the "AGREEMENT") is entered into as of _______, between ______________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE").

         TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), the Lenders and SUNTRUST BANK, as the Administrative Agent for the Lenders and as the LC Issuing Bank, are parties to the Amended and Restated Credit Agreement, dated as of March __, 2002 (as renewed, extended, amended, or restated, the "CREDIT Agreement"), all of the defined terms in which have the same meanings when used, unless otherwise defined, in this Agreement. This Agreement is entered into as required by Section 14.10(d) of the Credit Agreement and is not effective (unless otherwise provided in that Section) until consented to by the Borrower, the Administrative Agent and the LC Issuing Bank, which consents may not under the Credit Agreement be unreasonably withheld.

         ACCORDINGLY, for adequate and sufficient consideration, the Assignor and the Assignee agree as follows:

         1. ASSIGNMENT. By this agreement, and effective as of ______________ (which must be at least five Business Days after the execution and delivery of this agreement to both the Administrative Agent and, if required, the Borrower, for consent, the "EFFECTIVE DATE"), the Assignor sells and assigns to the Assignee (without recourse to the Assignor), and the Assignee purchases and assumes from the Assignor [a ___% interest of the Assignor's Commitment] [and] [a ___% interest in the Assignor's Borrowings] as of the Effective Date, and all related rights and obligations under the Credit Agreement (the "ASSIGNED INTEREST"), which, if not equal to 100%, must be a percentage, when computed as an aggregate dollar amount, that is at least $5,000,000.

         2. ASSIGNOR PROVISIONS. The Assignor (a) represents and warrants to the Assignee that, as of the Effective Date, the Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (b) makes no representation or warranty to the Assignee and assumes no responsibility to the Assignee with respect to (i) any statements, warranties, or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Credit Document, or (iii) the financial condition of the Borrower or any Company or the performance or observance by any Company of any of its obligations under any Credit Document.

         3. ASSIGNEE PROVISIONS. The Assignee (a) represents and warrants to the Assignor, the Borrower, the Administrative Agent and the LC Issuing Bank that the Assignee is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) agrees with Assignor, the Borrower, the Administrative Agent and the LC Issuing Bank that the

Assignee shall (independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as the Assignee deems appropriate at the time) continue to make its own credit decisions in taking or not taking action under the Credit Documents,
(d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms of the Credit Documents and all other reasonably-incidental powers, and (e) agrees with the Assignor, the Borrower and the Administrative Agent that the Assignee shall perform and comply with all provisions of the Credit Documents applicable to the Lenders in accordance with their respective terms. If the Assignee is not organized under the laws of the United States of America or one of its states, it (i) represents and warrants to Assignor, the Administrative Agent, and the Borrower that no Taxes are required to be withheld by Assignor, the Administrative Agent, or the Borrower with respect to any payments to be made to it in respect of the Obligation, and it has furnished to the Administrative Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service W-8BEN or W-8ECI or any other form acceptable to the Administrative Agent that entitles the Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Credit Documents, (ii) covenants to provide the Administrative Agent and the Borrower a new Form W-8BEN or W-8ECI or other form acceptable to the Administrative Agent upon the expiration or obsolescence of any previously delivered form according to law, duly executed and completed by it, and to comply from time to time with all laws with regard to the withholding Tax exemption, and (iii) agrees with the Administrative Agent and the Borrower that, if any of the foregoing is not true or the applicable forms are not provided, then the Administrative Agent and the Borrower (without duplication) may deduct and withhold from interest payments under the Credit Documents any United States federal-income Tax at the full rate applicable under the IRC.

         4. CREDIT AGREEMENT AND COMMITMENTS. From and after the Effective Date
(a) the Assignee shall be a party to the Credit Agreement and (to the extent provided in this Agreement) shall have the Rights and obligations of a Lender under the Credit Documents and (b) the Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Credit Documents. On the Effective Date, after giving effect to this Agreement, but without giving effect to any other assignments or reductions in the Commitments by the Borrower that have not yet become effective, the Assignor's total Commitment (which must be at least $10,000,000), and the Assignee's total Commitment will be $_______________ and $_________________, respectively.

         5. NOTES. The Assignor and the Assignee request the Borrower to issue new Notes to the Assignor and the Assignee in the amounts of their respective Commitments under Paragraph 4 above and otherwise issued in accordance with the Credit Agreement. Upon delivery of those Notes, the Assignor shall return to the Borrower all Notes previously delivered to the Assignor under the Credit Agreement.

         6. PAYMENTS AND ADJUSTMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods before the Effective

Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         7. CONDITIONS PRECEDENT. Paragraphs 1 through 6 above are not effective until (a) counterparts of this agreement are executed and delivered by the Assignor and the Assignee to (and are executed in the spaces below by) the Borrower and the Administrative Agent and (b) the Administrative Agent receives from Assignor a $1,000 processing fee.

         8. COMMUNICATIONS. For purposes of Section 14.2 of the Credit Agreement, the Assignee's address, telephone number and telecopy number (until changed under that Section) are beside its signature below.

         9. AMENDMENTS, ETC. No amendment, waiver or discharge to or under this Agreement is valid unless in a writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

         10. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE ASSIGNOR AND THE ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE ASSIGNOR AND THE ASSIGNEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE ASSIGNOR AND THE ASSIGNEE.

         11. PARTIES. This agreement binds and benefits the Assignor, the Assignee and their respective successors and assigns that are permitted under the Credit Agreement.

         EXECUTED as of the date first stated in this Agreement.

[ASSIGNOR]                             [ASSIGNEE]

By                                     By
     ---------------------------          -------------------------
     Name:                                Name:
     Title:                               Title:


                                       Address
                                              ----------------------

                                       -----------------------------

                                       -----------------------------
                                       Phone
                                             -----------------------
                                       Fax
                                           -------------------------

         As of the Effective Date, the Borrower, the Administrative Agent and the LC Issuing Bank consent to this Agreement and the transactions contemplated in it.

TEPPCO PARTNERS, L.P., as Borrower       SUNTRUST BANK, as Administrative
                                         Agent

By   TEXAS EASTERN PRODUCTS
     PIPELINE COMPANY, LLC,
     as General Partner                  By
                                            ------------------------------
                                            Name:
                                            Title:
     By
       ----------------------
       Name:
       Title:                            By
                                            ------------------------------
                                            Name:
                                            Title:

                                         SUNTRUST BANK, as LC Issuing Bank


                                         By
                                            ------------------------------
                                            Name:
                                            Title: